                                                                     EXHIBIT 2.1




================================================================================


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among:


                              LA-MAN CORPORATION,
                             a Nevada corporation;


                          DISPLAYS ACQUISITIONS CORP.,
                             a Florida corporation;


                          ELECTRONIC SIGN CORPORATION,
                     a California corporation d/b/a AD ART;


                                 TERRY J. LONG;

                     DANIEL G. O'LEARY, INDIVIDUALLY AND AS
                      TRUSTEE OF THE DANIEL O'LEARY TRUST
                             DATED APRIL 18, 1993;

                      BETTY E. PAPAIS, INDIVIDUALLY AND AS
                          TRUSTEE OF THE PAPAIS TRUST
                            DATED JANUARY 29, 1991;

                                      and

                                 LOU A. PAPAIS


                         DATED AS OF FEBRUARY 17, 1998

================================================================================

                               TABLE OF CONTENTS

                                                                                 PAGE

SECTION 1.        DESCRIPTION OF TRANSACTION....................................   2
            1.1   Merger of the Company into Merger Sub.........................   2
            1.2   Effect of the Merger..........................................   2
            1.3   Closing; Effective Time.......................................   2
            1.4   Repurchase of Company Common Stock Prior to Merger............   2
            1.5   Conversion of Shares..........................................   3
            1.6   Closing of the Company's Transfer Books.......................   4
            1.7   Exchange of Certificates......................................   4
            1.8   Tax Consequences..............................................   5
            1.9   Accounting Treatment..........................................   6
            1.10  Termination of Agreement......................................   6
            1.11  Issuance of Additional Shares of Parent Common Stock..........   6
            1.12  Further Action................................................   7

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE
                   COMPANY AND THE SHAREHOLDER..................................   7
            2.1   Due Organization; No Subsidiaries; Etc........................   7
            2.2   Articles of Incorporation and Bylaws; Records.................   8
            2.3   Capitalization, Etc...........................................   8
            2.4   Financial Statements..........................................   9
            2.5   Absence of Changes............................................   9
            2.6   Title to Assets...............................................  11
            2.7   Bank Accounts; Receivables; Payables..........................  11
            2.8   Real Property; Equipment; Motor Vehicles......................  12
            2.9   Proprietary Assets............................................  13
            2.10  Contracts.....................................................  14
            2.11  Liabilities...................................................  16
            2.12  Compliance with Legal Requirements............................  17
            2.13  Governmental Authorizations...................................  17
            2.14  Tax Matters...................................................  17
            2.15  Employee and Labor Matters; Benefit Plans.....................  19
            2.16  Environmental Matters.........................................  21
            2.17  Insurance.....................................................  22
            2.18  Related Party Transactions....................................  22
            2.19  Legal Proceedings; Orders.....................................  22
            2.20  Company Warranties............................................  23
            2.21  Authority; Binding Nature of Agreement........................  23
            2.22  Non-Contravention; Consents...................................  23
            2.23  Full Disclosure...............................................  24
            2.24  Representations and Warranties with Respect to the Subsidiary.  24

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                  PAGE
SECTION 3.        ADDITIONAL REPRESENTATIONS, WARRANTIES AND
                   COVENANTS OF THE SHAREHOLDER................................   25
            3.1   Requisite Power and Authority................................   25
            3.2   Title to Shares..............................................   25
            3.3   No Violation, Conflict, Etc..................................   25
            3.4   No Consent or Approval.......................................   26
            3.5   No Injunctions, Orders, Etc..................................   26
            3.6   Additional Tax Representations and Warranties................   26
            (s)   Dissenters' Rights...........................................   29

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF PARENT
                   AND MERGER SUB..............................................   29
            4.1   SEC Filings; Financial Statements............................   29
            4.2   Authority; Binding Nature of Agreement.......................   29
            4.3   Valid Issuance...............................................   30

SECTION 5.        COVENANTS OF THE COMPANY AND THE
                   SHAREHOLDER.................................................   30
            5.1   Conduct of the Company's Business............................   30
            5.2   Necessary Consents and Other Actions.........................   31
            5.3   Advice of Changes............................................   31
            5.4   Access to Information........................................   31
            5.5   Confidentiality; Public Announcements........................   31
            5.6   No Solicitation..............................................   32
            5.7   FIRPTA Matters...............................................   32
            5.8   Tax Matters..................................................   32

SECTION 6.        ADDITIONAL COVENANTS OF THE PARTIES..........................   32
            6.1   Filings and Consents.........................................   32
            6.2   Environmental Review.........................................   33
            6.3   Capital Advance by Parent....................................   33

SECTION 7.        CONDITIONS PRECEDENT TO OBLIGATIONS OF
                   PARENT AND MERGER SUB.......................................   33
            7.1   Accuracy of Representations..................................   33
            7.2   Performance of Covenants.....................................   33
            7.3   Approval by the Company's Shareholders.......................   33
            7.4   Completion of Due Diligence..................................   34
            7.5   Approval of Parent's Directors and Shareholders..............   34
            7.6   Consents.....................................................   34

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                  PAGE
            7.7   Agreements and Documents......................................  34
            7.8   FIRPTA Compliance.............................................  35
            7.9   Legal Investment..............................................  35
            7.10  No Restraints.................................................  35
            7.11  No Legal Proceedings..........................................  35
            7.12  Employees.....................................................  35
            7.13  New Employment and Consulting Agreements......................  35

SECTION 8.        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                   COMPANY......................................................  35
            8.1   Accuracy of Representations...................................  35
            8.2   Performance of Covenants......................................  36
            8.3   Consents......................................................  36
            8.4   No Restraints.................................................  36

SECTION 9.        INDEMNIFICATION, ETC..........................................  36
            9.1   Survival of Representations, Etc..............................  36
            9.2   Indemnification by the Company's Shareholders.................  37
            9.3   No Contribution...............................................  37
            9.4   Interest......................................................  37
            9.5   Defense of Third Party Claims.................................  38
            9.6   Exercise of Remedies by Indemnitees Other Than Parent.........  39

SECTION 10.       TERMINATION AND ABANDONMENT...................................  39
           10.1   Termination...................................................  39
           10.2   Procedure Upon Termination....................................  39

SECTION 11.       AGREEMENT TO VOTE SHARES......................................  40
           11.1   Agreement To Vote Shares......................................  40

SECTION 12.       REGISTRATION RIGHTS...........................................  40
           12.1   Piggyback Registration........................................  40
           12.2   Indemnification...............................................  41
           12.3   Transferability of Registration Rights........................  42
           12.4   Amendment of Section 12.......................................  42

SECTION 13.       MISCELLANEOUS PROVISIONS......................................  42
           13.1   Shareholders' Designated Agent................................  42
           13.2   Further Assurances............................................  43
           13.3   Fees and Expenses.............................................  43

                                                                                  PAGE
           13.4   Attorneys' Fees...............................................  43
           13.5   Notices.......................................................  43
           13.6   Time is of the Essence........................................  44
           13.7   Headings......................................................  44
           13.8   Counterparts..................................................  44
           13.9   Governing Law; Venue..........................................  44
           13.10  Successors and Assigns........................................  45
           13.11  Remedies Cumulative; Specific Performance.....................  45
           13.12  Waiver........................................................  45
           13.13  Amendments....................................................  45
           13.14  Severability..................................................  45
           13.15  Parties in Interest...........................................  46
           13.16  Entire Agreement..............................................  46
           13.17  Construction..................................................  46

                                    EXHIBITS



Exhibit A                   -   Certain Definitions

Exhibit B                   -   Ownership of Company Common Stock

Exhibit C                   -   Selling Shareholders

Exhibit D                   -   Form of Share Repurchase Note

Exhibits E-1 and E-2        -   Forms of Continuity of Interest Certificates

Exhibit F                   -   Form of Noncompetition Agreement

Exhibit G                   -   Form of Release

Exhibit H                   -   Form of Legal Opinion of Blair M. White, Esq.

Exhibit I                   -   Form of Spousal Consent, Power of Attorney and
                                Waiver

Exhibit J                   -   List of Certain Employees

Exhibit K                   -   Limitations on Indemnification

Exhibit L                   -   Form of Voting Agreement and Irrevocable Proxy

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of February 17, 1998, by and among: LA-MAN CORPORATION, a Nevada corporation ("Parent"); DISPLAYS ACQUISITIONS CORP., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub"); ELECTRONIC SIGN CORPORATION, a California corporation d/b/a AD ART (the "Company"); and TERRY J. LONG, DANIEL G. O'LEARY, individually and in his capacity as Trustee of the DANIEL O'LEARY TRUST DATED APRIL 18, 1993, BETTY E. PAPAIS, individually and in her capacity as Trustee of the PAPAIS TRUST DATED JANUARY 29, 1991, and LOU A. PAPAIS (individually, "Shareholder" and collectively, "Shareholders"). Certain other capitalized terms used in this Agreement are defined elsewhere in this Agreement and in Exhibit A.
                      ---------


                                   RECITALS:

     A. Parent, Merger Sub and the Company intend to effect a merger of the Company with and into Merger Sub in accordance with this Agreement, the California General Corporation Law and the Florida Business Corporation Act (the "Merger"). Upon consummation of the Merger, the Company will cease to exist.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be accounted for as a purchase in accordance with GAAP.

     C. The Shareholders own (in the case of Messrs. Long and Papais directly and in the case of Mr. O'Leary and Ms. Papais, through the O'Leary Trust and the Papais Trust) a total of 50 shares of common stock, no par value, of the Company (collectively, the "Company Common Stock"), as reflected on Exhibit B.
                                                            ---------

     D. Each of the Shareholders will personally benefit from the transactions contemplated by this Agreement and, in consideration thereof, agrees to be bound the terms of this Agreement.


                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.     DESCRIPTION OF TRANSACTION

     1.1 MERGER OF THE COMPANY INTO MERGER SUB. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Merger Sub will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law and the Florida Business Corporation Act.

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Parent, 5029 Edgewater Drive, Orlando, Florida 32810 at 2:00 p.m., Eastern Standard Time, within three (3) business days after the satisfaction or waiver of all conditions set forth in Sections 7 and 8 (the "Closing Date"). Contemporaneously with the Closing, a properly executed certificate or agreement of merger conforming to the requirements of the California General Corporation Law and properly executed articles of merger conforming to the requirements of the Florida Business Corporation Act shall be filed with each of (a) the Secretary of State of the State of Florida and (b) the Secretary of State of the State of California and (c) the office of the county recorder in each county in the State of California within which any real property owned by the Company is located. The Merger shall become effective at the time such certificate or agreement and articles of merger are filed with and accepted by the Secretary of State of the State of Florida and the Secretary of State of the State of California (the "Effective Time").

     1.4 REPURCHASE OF COMPANY COMMON STOCK PRIOR TO MERGER. On the Closing Date and immediately prior to the Closing:

          (a) The Company shall repurchase a total of 25 shares of Company Common Stock (the "Repurchasable Shares") from those Shareholders listed on Exhibit C ("Selling Shareholders"), for total consideration of $3,000,000 (the
---------
"Share Repurchase Price"). The number of Repurchasable Shares to be purchased from each Selling Shareholder, and the portion of the Share Repurchase Price payable to each such Selling Shareholder, are specified on Exhibit C.
                                                           ---------

          (b) The Selling Shareholders shall tender to the Company all Company Stock Certificates evidencing the Repurchasable Shares, either endorsed in blank or accompanied by duly signed stock powers. The Company shall promptly cancel of record all Repurchasable Shares, and upon such cancellation the Repurchasable Shares shall be returned to authorized but unissued shares of Company Common Stock, and shall not be deemed outstanding immediately prior to the Effective Time.

          (c) In payment of the Share Repurchase Price, the Company shall execute and deliver to each of the Selling Shareholders a promissory note, in the form attached as Exhibit
                     -------

D ("Share Repurchase Note"), in the principal amount equal to the portion of the
-
Share Repurchase Price payable to such Selling Shareholder.

          (d) On the later of (i) the Closing Date, or (ii) in the event Parent has not consummated the Acquisition Financing, the date of consummation of the Acquisition Financing (anticipated to be within five (5) business days following the Closing), Parent shall, directly or through Merger Sub, advance to the Company immediately available funds in an aggregate amount equal to the principal amount of each of the Share Repurchase Notes and the Company shall fully pay and retire each Share Repurchase Note and, upon receipt of such payment by the Selling Shareholder, each Selling Shareholder shall mark his or her Share Repurchase Note "cancelled" and surrender such note to the Company. The Selling Shareholders acknowledge and agree that the payments for the Repurchasable Shares specified in this Section 1.4 constitute all consideration payable by the Company, Merger Sub or Parent for such Repurchasable Shares, and that the Selling Shareholders shall not be entitled to receive, with respect to such Repurchasable Shares, any other payments, Parent Common Stock (as hereinafter defined) or other consideration whatsoever as the result of, incident to or upon consummation of the Merger.

          (e) In the event the Acquisition Financing is not consummated by Parent on or before March 16, 1998, the Company and the Shareholders shall have the right, upon written notice to Parent, to rescind this Agreement and all agreements and documents executed and delivered in connection herewith. In the event Parent receives notice of such rescission, Parent shall as promptly as practicable assign and transfer to the Shareholders all outstanding shares of capital stock of the Surviving Corporation, in the same proportions as the shares of Company Common Stock were held by the Shareholders immediately prior to the execution and delivery of this Agreement. Between the Effective Time and the earlier of (i) the consummation of the Acquisition Financing and (ii) March 16, 1998, Parent shall cause the business activities of the Surviving Corporation to be conducted only in the ordinary course, to the effect that in the event of any such rescission, the financial condition, results of operations and legal condition of the Surviving Corporation shall be as substantially identical as possible to the financial condition, results of operations and legal condition of the Company as of the Effective Time.

     1.5  CONVERSION OF SHARES.

          (a) Subject to the other terms and provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, each of the 25 shares of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 32,400 shares of the common stock, par value $.001 per share, of Parent ("Parent Common Stock") and such additional shares of Parent Common Stock as may become issuable pursuant to Section 1.11. The number of shares of Parent Common Stock issuable pursuant to this Section 1.5(a) shall be ratably adjusted to take into account any stock dividend, stock split, reverse stock split or other distribution of securities on outstanding shares of Parent Common Stock effected between the date of this Agreement and the Closing Date.

          (b) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

     1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  EXCHANGE OF CERTIFICATES.

          (a) At or as soon as practicable after the Effective Time, Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock.
Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of any cash and the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and execute and deliver to Parent an affidavit and indemnity agreement, indemnifying Parent and the Surviving Corporation against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

          (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued.

          (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Dissenter's Shares. Notwithstanding Section 1.5(a) of this Agreement, shares of Company Common Stock issued and outstanding at the Effective Time which are held by a holder who has not voted in favor of the Merger and who has demanded payment for such shares in accordance with Chapter 13 of the California General Corporation Law ("Dissenting Company Shares") shall not be converted into or represent the right to receive Parent Common Stock payable thereon pursuant to Section 1.4 and shall be entitled only to such rights of appraisal as are granted by Chapter 13 of the California General Corporation Law ("Dissenting Provisions"); unless and until such holder fails to perfect or effectively withdraws or otherwise loses his or her right to appraisal. If after the Effective Time any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such shares of Company Common Stock shall be treated as if they had been converted at the Effective Time into the right to receive the Parent Common Stock payable thereon pursuant to Section 1.5. The Company shall give Parent prompt notice upon receipt by the Company of any written objection to the Merger and such written demands for payment for shares of Company Common Stock under the Dissenting Provisions, and the withdrawals of such demands, and any other instruments provided to the Company pursuant to the Dissenting Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder that becomes entitled, pursuant to the Dissenting Provisions, to payment for any shares of Company Common Stock held by such Dissenting Shareholder shall receive payment therefor from Parent (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissenting Provisions) and all of such Dissenting Shareholder's shares of Company Common Stock shall be canceled. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by a Dissenting Shareholder.

     1.8 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.9 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be accounted for as a purchase in accordance with GAAP.

     1.10 TERMINATION OF AGREEMENT. In addition to the other termination rights provided elsewhere in this Agreement, in the event the Designated Parent Stock Price (as defined below) is less than $3.25 or greater than $6.25, this Agreement may be terminated by either Parent, or the Company, upon written notice delivered not less than three (3) business days prior to the Closing Date. For purposes of this Section 1.11, the "Designated Parent Stock Price" shall be the weighted average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq SmallCap Market for each of the 20 consecutive trading days ending on the 10th day immediately preceding the Closing Date.

     1.11 ISSUANCE OF ADDITIONAL SHARES OF PARENT COMMON STOCK.

          (a) Subject to the provisions of Section 2.4 (b), as additional consideration in the Merger, on or before October 31, 1999, Parent shall issue to the Shareholders entitled to receive shares of Parent Common Stock in the Merger, in proportion to their respective percentage ownership interests in the shares of Company Common Stock outstanding immediately prior to the Effective Time, up to an additional 540,000 shares of Parent Common Stock ("Additional Parent Shares"), as provided in clause (b) below. The number of shares of Parent Common Stock issuable pursuant to this Section 1.12(a) shall be ratably adjusted to take into account any stock dividend, stock split, reverse stock split or other distribution of securities on outstanding shares of Parent Common Stock effected between the date of this Agreement and the Closing Date.

          (b) The issuance of Additional Parent Shares shall be subject to, and conditioned upon, the attainment by the Surviving Corporation of certain levels of net income (as defined under GAAP), for the Surviving Corporation's fiscal year ending June 30, 1999. The number of Additional Parent Shares, if any, to be issued shall be calculated based on the following net income levels recognized by the Surviving Corporation for such fiscal year:

                     1998                  Additional
                  Net Income              Parent Shares
                  ----------              -------------

          (1)     $1,400,000                     49,100
          (2)      1,500,000                     98,200
          (3)      1,600,000                    147,300
          (4)      1,700,000                    196,400
          (5)      1,800,000                    245,500
          (6)      1,900,000                    294,600
          (7)      2,000,000                    343,700
          (8)      2,100,000                    392,800
          (9)      2,200,000                    441,900
          (10)     2,300,000                    491,000
          (11)     2,400,000                    540,000

          (c) In the event the Surviving Corporation recognizes annual net income in an amount between any of the net income levels specified in clause (b) above, the number of Additional Parent Shares to be issued pursuant to this
Section 1.12 shall be adjusted on a pro rata basis. In determining annual net income of the Surviving Corporation for the purposes of this Section 1.11, no general or administrative corporate expenses of Parent (other than the actual interest paid by Parent on the portion of the Acquisition Financing utilized to fund the working capital advance to the Surviving Corporation pursuant to
Section 6.3) shall be charged to or against the Surviving Corporation.

     1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
               SHAREHOLDERS

     Each of the Company and the Shareholders, jointly and severally, represents and warrants as follows:

     2.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

          (b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Ad Art."

          (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company.

          (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors and (ii) the names and titles of the Company's officers. The board of directors of the Company does not have and has never had any committees.

          (e) The Company does not own any controlling interest in any Entity and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity, except for E.S.C. of Nevada, Inc., a wholly owned Nevada subsidiary of the Company (the "Subsidiary"). The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's certificate or articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company and the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders and the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     2.3  CAPITALIZATION, ETC.

          (a) The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, of which 50 shares are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option (other than as specified in Section 1.4 hereof) which is held by the Company and to which any of such shares is subject.

          (b) Except for this Agreement and as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire from the Company any shares of the capital stock or other securities of the Company; (ii) stock option plan, stock issuance plan or other similar plan of the Company;
(iii) outstanding security, instrument or obligation of the Company that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iv) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (v) to the Knowledge of the Company and the Shareholders, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive from the Company any shares of capital stock or other securities of the Company.

          (c) All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Company Contracts.

          (d) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company.

     2.4  FINANCIAL STATEMENTS.

          (a) The Company has delivered to Parent the unaudited balance sheet of the Company as of December 31, 1997, the reviewed but unaudited balance sheet of the Company as of December 31, 1996, and the related income statements, statements of shareholders' equity and statements of cash flows for the 12-month periods then ended (the "Company Financial Statements").

          (b) Within sixty (60) days following the Closing Date, the Surviving Corporation shall deliver to Parent audited balance sheets of the Company as of December 31, 1997 and December 31, 1996 and related audited income statements, statements of shareholders' equity and statements of cash flows for the years then ended (the "Audited Financial Statements"), accompanied by an unqualified report relative to such audit by a public accounting firm acceptable to Parent. In the event the Audited Financial Statements reflect annual net income of less than $500,000, the number of Additional Parent Shares issuable pursuant to
Section 1.12 shall be reduced (in the order such shares become payable pursuant to clauses (1)-(11) of Section 1.12(b), by .54 shares for each $1.00 of such shortfall in annual net income.

          (c) The Company Financial Statements are, and when delivered the Audited Financial Statements will be, true and complete in all material respects and present and will present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby, and have been (or, in the case of the Audited Financial Statements will be, when delivered) prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except for normal year-end audit adjustments.

     2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1997:

          (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the Knowledge of the Company and the Shareholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to the Company's certificate or articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since the Interim Statement Date, exceeds $50,000;

          (h) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)) or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

          (i) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (j) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to.become subject to any Encumbrance, except for pledges of assets made in the ordinary course of business and consistent with the Company's past practices;

          (l) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (m) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (n) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (o) the Company has not made any Tax election;

          (p) the Company has not commenced or settled any Legal Proceeding;

          (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

     2.6  TITLE TO ASSETS.

          (a) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and owned by it as of December 31, 1997. None of the assets set forth in Part 2.6 of the Disclosure Schedule has been disposed of. Except as set forth in Part 2.6 of the Disclosure Schedule, the Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected in the Company Financial Statements; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

          (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

     2.7  BANK ACCOUNTS; RECEIVABLES; PAYABLES.

          (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

          (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of February 11, 1998. All existing accounts receivable of the Company (including those accounts receivable reflected in the Company Financial Statements that have not yet been collected and those accounts receivable that have arisen since February 11, 1998 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $150,000 in the aggregate).

          (c) The Company has heretofore delivered to Parent an aging schedule of the Company's accounts payable as of January 24, 1998 ("Accounts Payable Aging Schedule"), which schedule is and shall be accurate in all material respects as of the Closing Date except for changes since January 24, 1998, resulting from the conduct of the Company's business in the ordinary course.
The accounts payable of the Company are, and as of the Closing Date will be, current and bona fide obligations incurred in the ordinary course of business payable when due after the Closing Date without penalty or increase in amount, except for such non-current accounts as will not cause the Company to incur any penalties or increases in the amounts payable that singularly or in the aggregate would have a Material Adverse Effect on the Company. Except as otherwise set forth in Part 2.7(c) of the Disclosure Schedule, no supplier of goods, products or services to the Company is withholding the fulfillment of any orders by the Company for goods, products or services or, to the Knowledge of the Company and the Shareholders, is threatening to withhold fulfillment of any such orders or to institute any Legal Proceeding against the Company, as the result of the nonperformance by the Company of any of its obligations to such supplier.

     2.8  REAL PROPERTY; EQUIPMENT; MOTOR VEHICLES.

          (a) The Company does not own or lease any real property or any interest in real property, except as identified in Part 2.8 of the Disclosure Schedule.

          (b) Part 2.8 of the Disclosure Schedule sets forth a correct and complete list of (i) all real property owned, leased or used by the Company, together with a description of the principal buildings, improvements and structures located thereon, (ii) all machinery and equipment owned, leased or used by the Company, and (iii) all automobiles, trucks or other vehicles owned by or leased to the Company. The property listed on Part 2.8 of the Disclosure
Schedule is in conformity in all material respects with all applicable Legal Requirements relating thereto or currently in effect or scheduled to come into effect, except as to those Legal Requirements the failure of the Company to conform with which would not have a Material Adverse Effect on the Company. Except as reflected on Part 2.8 of the Disclosure Schedule, the fixed assets of the Company are located on real property owned or leased by the Company.

          (c) All material items of real property, personal property, equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

     2.9  PROPRIETARY ASSETS.

          (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $500), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in
Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

          (b) The Company has taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as provided in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

          (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person, including, without limitation, any former employers of any of the Company's Shareholders. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company and the Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

          (d) (i) Each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation, warranty or statement made or provided by or on behalf of the Company, and, to the Knowledge of the Company and the Shareholders, there is no basis for any such claim. There are no obligations of the Company to correct or repair any programming errors or other defects in the Company Proprietary Assets, and to the Knowledge of the Company and the Shareholders, there is no reason for the Company to establish reserves to cover any costs associated with any obligations of the Company to correct or repair any programming errors or other defects in the Company Proprietary Assets.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth on
Part 2.9(e) of the Disclosure Schedule, the Company has not (i) licensed any of the Company Proprietary Assets to any Person on an exclusive basis or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     2.10 CONTRACTS.

          (a) Part 2.10(a) of the Disclosure Schedule identifies:

              (i) all Sign Contracts in effect as of the date of this Agreement that provide for or contemplate revenues to be received by the Company after January 1, 1998, listing the respective contract identification numbers, effective dates and expiration dates of each such Sign Contract, which list is and shall be accurate in all material respects as of the Closing Date except for changes since the date of this Agreement resulting from the conduct of the Company's business in the ordinary course.

              (ii) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

              (iii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

              (iv) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

              (v) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

              (vi) each Company Contract relating to the acquisition, issuance or transfer of any securities;

              (vii) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

              (viii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

              (ix) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

              (x) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

              (xi) each Company Contract constituting or relating to a Government Contract or Government Bid;

              (xii) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

              (xiii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

              (xiv)  any other Company Contract that contemplates or involves
(A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or (B) the performance of services having a value in excess of $50,000 in the aggregate.

(Contracts in the respective categories described in clauses (i) through (xiv) above are referred to in this Agreement as "Material Contracts.")

          (b) The Company has delivered to Parent accurate and complete copies of all Material Contracts, including all amendments thereto. Part 2.10(b) of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract is valid and in full force and effect and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) (i) the Company has not violated or breached, or committed any default under, any Material Contract, and, to the Knowledge of the Company and the Shareholders, no other Person has violated or breached, or committed any default under, any Material Contract;

              (ii) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

              (iii) the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

              (iv) the Company has not waived any of its material rights under any Material Contract.

          (d) No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

          (e) The Contracts identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

          (f) The Contracts between the Company and each of its distributors require such distributor to enter into agreements with such distributor's end-users on the same terms and conditions as those entered into between the Company and its end-users, and, to the Knowledge of the Company and the Shareholders, each of the Company's distributors has complied with such terms.

          (g) The Company is not a party to any Contract which extends the Company's warranties beyond their standard respective durations or extends any limitation on the Company's liability.

          (h) The Company has delivered to Parent true and complete copies of the respective forms of sale, leasing and maintenance Sign Contracts used by the Company in the conduct of its business ("Sign Contract Forms"). Except as otherwise specified in Part 2.10(h) of the Disclosure Schedule: (i) each of the Sign Contracts is in form and substance identical or substantially similar to the applicable Sign Contract Form, except for such Sign Contracts copies of which have been delivered to Parent and collectively denoted as "Dissimilar Sign Contracts"; and (ii) each Sign Contract was entered into in the ordinary course of business.

     2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the balance sheets included in the Company Financial Statements; (b) accounts payable or accrued salaries that have been incurred by the Company since December 31, 1997 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under Material Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Material Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule. All reserves contained in the Company Financial Statements, including reserves for warranty liabilities, are adequate for their respective stated purposes.

     2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since its formation been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since its formation has been, in compliance with all material terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14 TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. Except for estimated 1997 federal income taxes, all amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed by the Company which have been requested by Parent.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP.

          (c) The Company has delivered to Parent accurate and complete copies of all reports and similar documents (to which the Company has access) relating to all audits or examinations by any Governmental Body of the Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

          (d) No claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 28OG or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

          (f) (i) The Company has used its best efforts to accurately calculate and pay all sales or excise taxes due as the result of its business operations and, incident thereto, to reasonably interpret the applicable guidelines of the relevant Governmental Bodies with respect to the calculation of the amount of sales or excise taxes due as the result of the Company's operations. However, at times the applicable Governmental Bodies may modify their interpretations of their own guidelines or modify the methodologies by which they conduct sales or excise tax audits. In the event an audit after the Effective Time by any applicable Governmental Body of either the State of California or the State of Nevada results in the assessment of a sales or excise tax deficiency against the Company for the period between May 27, 1995 (the date of commencement of the Company's operations) and the Effective Time, then to the extent such deficiency results solely from the use by such Governmental Body of a methodology or interpretation of the regulations for the determination of such taxes that is different from the methodology used by the Company or the interpretation of such regulations by the Company in calculating taxes due, or to the extent such deficiency is solely the result of a sampling process used by the Governmental Body that yields different results than determined by the Company, such deficiency shall not be deemed to be a breach of this Section 2.14 to the extent such deficiency does not exceed $250,000.

          (ii) The Company and the Shareholders acknowledge and agree that the provisions of clause (i) above shall not relieve it or them of liability to Parent or Merger Sub for Damages, if any, pursuant to Article 9 hereof arising out of or in connection with issues pending before the California State Board of Equalization relative to Ad Art Signs, Inc. audits 28-671216-010 and 28-671216-020.

          2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) Part 2.15(a) of the Disclosure Schedule identifies each incentive compensation, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

          (b) Except as specified in Part 2.15(b) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the Knowledge of the Company and the Shareholders, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

          (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(l) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans") and, except as specified in Part 2.15(c) of the Disclosure Schedule, none of such plans is a multi-employer plan (within the meaning of Section 3(37) of ERISA).

          (d)  With respect to each Plan, the Company has delivered to Parent:

               (i) an accurate and complete copy of such Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

               (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

               (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stoploss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (e)  Except as specified in Part 2.15(e) of the Disclosure Schedule:
(i) the Company is not required to be, and has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code; (ii) the Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code; and (iii) the Company has never made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

          (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

          (g) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

          (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

          (j) Each of the Plans intended to be qualified under Section 401 (a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the Company nor any of the Shareholders has Knowledge of any reason why any such determination letter should be revoked.

          (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees, except as described in Part 2.15(e) of the Disclosure Schedule.

          (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

          (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

          (o) The Company has good labor relations, and neither the Company nor any of the Shareholders has any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a Material Adverse Effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

     2.16 ENVIRONMENTAL MATTERS. The Company is in compliance with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law and, to the knowledge of the Company and the Shareholders, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. Neither the Company nor, to the Knowledge of the Company and the Shareholders, any other owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens' group, employee or otherwise, that alleges that the Company or such owner is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified in Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.18 RELATED PARTY TRANSACTIONS. (a) No Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since January 1, 1996 been, indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect (other than as a shareholder of the Company) financial interest in, any Material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights as a shareholder, director or officer of the Company and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise." a material voting, proprietary or equity interest.)

     2.19 LEGAL PROCEEDINGS; ORDERS; REGULATORY FILINGS.

          (a) Except as described in Part 2.19(a) of the Disclosure Schedule:
(i) there is no pending Legal Proceeding, and, to the Knowledge of the Company and the Shareholders, no Person has threatened to commence any Legal Proceeding,
(aa) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has retained or assumed, either contractually or by operation of law, or (bb) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement; and (ii), to the Knowledge of the Company and the Shareholders, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to the commencement of any such Legal Proceeding.

          (b) Part 2.19(b) of the Disclosure Schedule describes each Legal Proceeding that has been commenced by or has been pending against the Company since January 1, 1995.

          (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. Neither the Company nor any of the Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. No officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

          (d) Part 2.19(d) of the Disclosure Schedule describes all permits and other authorizations required by Governmental Bodies for the performance by the Company of its obligations under all Material Contracts and the conduct of its business in the manner presently conducted ("Material Permits"), except for such permits or authorizations the absence of which will not have a Material Adverse Effect on the Company. Except as described in Part 2.19(d) of the Disclosure Schedule, all Material Permits are in full force and effect and the Company has not failed to fulfill any material condition required to be fulfilled by the Company under any such Material Permit prior to the date of this Agreement.

     2.20 COMPANY WARRANTIES. The Company has delivered to Parent true, complete and correct copies of the forms of all presently outstanding warranties (including product and materials warranties, performance warranties and warranties as to workmanship) provided to all purchasers and lessees of the Company's products and other customers of the Company ("Company Warranties"). Except for the Company Warranties, the Company presently has outstanding no other express or implied guaranties or warranties of product, materials, performance or workmanship to any users of the Company's products.

     2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.22 NON-CONTRAVENTION; CONSENTS. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's certificate or articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders or the Company's board of directors;

          (b) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as otherwise provided in this Agreement, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.23 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not, and the Closing Certificates (as defined in Section 7.5(h) below) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     2.24 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SUBSIDIARY. The representations and warranties contained in this Article 2 with respect to the Company shall also apply to the Subsidiary, and shall mean, refer to and include the Subsidiary, with such limited modifications or exceptions as may be applicable, e.g., the reference in Section 2.1(a) shall be to the State of Nevada rather than the State of California, Section 2.3(a) shall be modified to mean the capitalization of the Subsidiary, and representations and warranties relating to the ownership of the outstanding securities of the Subsidiary shall mean, refer to and include the Company rather than the Shareholders.

SECTION 3. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS

     Each of the Shareholders hereby, jointly and severally, represents, warrants and covenants as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company and the Shareholders set forth in Section 2 of this Agreement):

     3.1 REQUISITE POWER AND AUTHORITY. Each of the Shareholders has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on the Shareholders' part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of the Shareholders, enforceable in accordance with its terms.

     3.2 TITLE TO SHARES. Each of the Shareholders is the beneficial and record owner of the shares of Company Common Stock set forth opposite his or her name on Exhibit B hereto, and has good and marketable title to such shares of
        ---------
Company Common Stock, free and clear of any Encumbrances (except as provided in Section 1.4). Each Shareholder has the legal right to sell and deliver such shares of Company Common Stock pursuant to this Agreement. The Repurchasable Shares, and the shares of Company Common Stock exchanged in connection with the Merger, include all shares of Company Common Stock owned beneficially or of record by the Shareholders, and the Shareholders own no other securities of the Company. Except for this Agreement and as set forth in Part 3.2 of the Disclosure Schedule, the Repurchasable Shares and the shares of Company Common Stock exchanged in connection with the Merger are not subject to any proxy, voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such shares. Except as set forth in Part 3.2 of the Disclosure Schedule, none of the Shareholders has issued (and is not committed to issue) any option, warrant or other right to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for any capital stock of the Company.

     3.3 NO VIOLATION, CONFLICT, ETC. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, by the Shareholders do not and will not violate, conflict with, result in a breach of, or constitute a default or result in or permit any acceleration of any obligation under (i) any law, ordinance or governmental rule or regulation to which any Shareholder is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to any Shareholder, or (iii) any mortgage, indenture, agreement, contract, commitment, lease, license, or other instrument or document, oral or written, to which any Shareholder is a party, or by which any of the shares of Company Common Stock of any Shareholder may be bound, except where a waiver with respect hereto has been or will, prior to the Closing, be obtained or except for such violation, default or conflict that could not reasonably be expected to materially affect the ability of each Shareholder to consummate the transactions provided for in this Agreement.

     3.4 NO CONSENT OR APPROVAL. Neither the execution and delivery by the Shareholders, nor the consummation by the Shareholders of the transactions contemplated by this Agreement, requires the consent or approval of, or the giving of advance notice by any of the Shareholders to, or the registration by any Shareholder with, or the taking of any other action by any Shareholder in respect of, any federal, state or local governmental authority, and the execution, delivery and performance of this Agreement by the Shareholders will not result in the creation of any Encumbrance upon any of the shares of Company Common Stock owned by any Shareholder.

     3.5 NO INJUNCTIONS, ORDERS, ETC. There is no injunction, order or decree of any court or administrative agency or any action or proceeding pending or, to the Shareholder's Knowledge, threatened against any Shareholder to restrain or prohibit the consummation of the transactions contemplated hereby.

     3.6 ADDITIONAL TAX REPRESENTATIONS AND WARRANTIES. After consulting with their counsel and auditors regarding the meaning of and factual support for the following additional tax representations and warranties to this Agreement, each of the Shareholders certifies and represents that the following additional tax representations and warranties are now true and will be true as of the Effective Time.

          (a) The Merger will be consummated pursuant to the material terms of this Agreement and none of the material terms and conditions therein have been waived or modified and the Company has no plan or intention to waive or modify any such material condition.

          (b) Pursuant to the Merger, the Company will merge with and into Merger Sub, and Merger Sub will acquire all of the assets and liabilities of the Company. Specifically, the assets transferred to Merger Sub pursuant to the Merger will represent 100% of the fair market value of the net assets and 100% of the fair market value of the gross assets held by the Company immediately prior to the Merger. For the purpose of determining the percentage of the Company's net and gross assets held by Merger Sub immediately following the Merger, the following assets will be treated as property held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the
Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from the Company to Merger Sub in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by the Company or Merger Sub to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of the Company Common Stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto.

          (c) Other than in the ordinary course of business or pursuant to its obligations under this Agreement, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger (or any other corporate acquisition) or during the Pre-Merger Period.

          (d) The principal reasons for the Company participating in the Merger and the assumption of the Company's liabilities by Merger Sub pursuant to the Merger are bona fide business reasons and purposes unrelated to Taxes.

          (e) At the Effective Time, the Company will have no outstanding equity interests other than the Company Common Stock specified in Section 2.3 (excluding the Repurchasable Shares). At the Effective Time, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of Company Common Stock or any other equity interest in the Company.

          (f) The total fair market value of all consideration other than Parent Common Stock received by the Company's Shareholders in the Merger (including, without limitation, the cash to be paid to the Selling Shareholders for the Repurchasable Shares as provided in Section 1.4) will be less than 50% of the aggregate fair market value of all Company Common Stock outstanding immediately prior to the Merger.

          (g) The liabilities of the Company have been incurred by the Company in the ordinary course of its business.

          (h) The fair market value of the Company's assets will, at the Effective Time, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject.

          (i) The Company is not and will not be at the Effective Time an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (j) The Company is not and will not be at the Effective Time under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

          (k) Neither the Company nor any of the Shareholders has Knowledge of, or believes that there exists, any plan or intention on the part of the Shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a corporation to its shareholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of shares of Parent Common Stock received in the Merger that would reduce the Shareholders' ownership of Parent Common Stock to a number of shares having a value as of the Effective Time of less than 50% of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Company Common Stock. For purposes of this Section 3.6(k), shares of Company Common Stock (i) with respect to which Shareholders receive consideration in the Merger other than Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights and cash received pursuant to Section 1.4) and/or (ii) with respect to which a Sale occurs prior to and in contemplation of the Merger, shall be considered shares of outstanding Company Common Stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan.

          (l) Except with respect to (i) the Repurchasable Shares and (ii) payments of cash to Shareholders who perfect dissenters' rights, 100% of the outstanding Company Common Stock will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, the Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Company Common Stock other than Parent Common Stock.

          (m) The fair market value of the Merger consideration received by each of the Shareholders (including without limitation the Share Repurchase Price) will be approximately equal to the fair market value of the Company Common Stock surrendered in exchange therefor and the aggregate consideration received by the Shareholders in exchange for their shares of Company Common Stock will be approximately equal to the fair market value of all of the Repurchasable Shares and the outstanding shares of the Company Common Stock immediately prior to the Merger.

          (n) Each of Merger Sub, Parent, the Company and the Shareholders will pay separately its or their own expenses relating to the Merger.

          (o) There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any Company's Shareholders in connection with the Merger.

          (p) The terms of this Agreement are the product of arm's length negotiations.

          (q) None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the shares of Parent Common Stock received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          (r) With respect to each instance, if any, in which shares of Company Common Stock have been purchased by a stockholder of Parent (a "Parent Stockholder") during the Pre-Merger Period (a "Stock Purchase"): (i) to the Knowledge of the Company, (A) the Stock Purchase was made by such Parent Stockholder on its own behalf, rather than as a representative, or for the benefit, of Parent, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Parent Stockholder and the seller, and (C) the purchase price paid by such Parent Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger.

          (S) DISSENTERS' RIGHTS. Each of the Shareholders acknowledges that he or she has been furnished a copy of, and has read and understands the provisions of, Chapter 13 of the California General Corporation Law providing shareholders of California corporations rights, subject to certain conditions, to dissent from a transaction such as the Merger, to have their shares appraised pursuant to such statutes, and to receive payment of such appraised value.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub jointly and severally represent and warrant as follows:

     4.1  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of its annual report on Form 10-KSB for the year ended June 30, 1997, its quarterly report on Form 10-QSB for the quarter ended September 30, 1997 and proxy statement on Schedule 14A for the annual meeting of stockholders held on October 30, 1997, as filed by Parent with the SEC, and prior to the Closing will deliver to the Company an accurate and complete copy (excluding copies of exhibits) of its quarterly report on Form 10-QSB for the quarter ended December 31, 1997 (the "Parent SEC Documents"). As of the time it was or will be filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) each of the Parent SEC Documents complied or will comply in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.

          (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied (or, when filed, will comply) as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in magnitude; and (iii) fairly present or will fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     4.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.3 VALID ISSUANCE. Subject to Section 1.4(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 5.     COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

     5.1 CONDUCT OF THE COMPANY'S BUSINESS. From and after the date hereof and prior to the Closing, the Company will conduct, and the Shareholders will cause the Company to conduct, its business and affairs only in the ordinary course, consistent in all material respects with prior practice. Without limiting the generality of the foregoing, prior to the Closing, the Company will not, and the Shareholders will cause the Company not to, without Parent's prior written approval or except as expressly provided for in this Agreement:

          (a) change its certificate or articles of incorporation or bylaws or merge or consolidate or obligate itself to do so with or into any other entity;

          (b) enter into any contract, agreement, commitment or other understanding or arrangement of a type which would have to be set forth in Part 2.10(a) of the Disclosure Schedule hereof; or

          (c) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Company Financial Statements (or the notes thereto), provided that in no event shall the Company repay any long-term indebtedness except to the extent required by the terms thereof; or

          (d) declare or pay any dividend or distribution on any of its shares of capital stock; or

          (e) perform, take any action or incur or permit to exist any acts, transactions, events or occurrences of the type described in clauses (c) through
(q) of Section 2.5 hereto which would have been inconsistent with the representations and warranties set forth in Section 2.5 had the same occurred after the close of the Unaudited Interim Balance Sheet and prior to the date hereof.

     The Company and the Shareholders agree to use their best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time.

     5.2 NECESSARY CONSENTS AND OTHER ACTIONS. Prior to the Closing, the Company will use its reasonable best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow the Company to carry on its business after the Closing.

     5.3 ADVICE OF CHANGES. Prior to the Closing, the Company will notify Parent in writing promptly after learning of (a) any event subsequent to the date of this Agreement which would render any representation or warranty of the Company or any of the Shareholders contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect or would cause the Company to fail to comply with its obligations hereunder in any material respect, (b) any notice of default received by the Company or any of the Shareholders under any material instrument or material agreement to which any of them is a party or by which any of them is bound, which default would, if not remedied, have a Material Adverse Effect on the Company, or (c) any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against it or known by it to be threatened against the Company or any of the Shareholders.
The Company agrees to discuss with Parent in advance any major reductions in its work force.

     5.4 ACCESS TO INFORMATION. The Company will give Parent and Merger Sub and their financing sources, together with their attorneys, accountants and other representatives, during normal business hours reasonable access to the Company's personnel and to its properties, documents, contracts, books and records, and will furnish Parent and Merger Sub with copies of such documents and with such information with respect to its affairs as Parent and Merger Sub and their financing sources may from time to time reasonably request.

     5.5  CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS.

          (a) The Company, its Board of Directors and the Shareholders will hold in confidence all discussions and negotiations with Parent relating to the acquisition of the assets or any equity interest in the Company by Parent except for disclosure of such discussions and negotiations to its employees, legal counsel, accountants and other advisors necessary in connection with such acquisition and except for such disclosure as may be necessary pursuant to applicable securities laws or as may be required of, or advisable for, the Company's officers and directors to make in the exercise of their fiduciary duties, as advised by the Company's counsel. In addition, from the date of this Agreement until the Closing Date, the Company, the Shareholders and their respective representatives will hold in confidence and not use any information obtained from Parent that is not publicly available except for disclosures of such information to sources of financing necessary in connection with this Agreement, which disclosures shall only be made subject to a reasonable form of confidentiality agreement customary in the industry. In the event that this Agreement is terminated, all information obtained by the Company, the Shareholders and their respective Representatives from Parent that is not publicly available will be returned to Parent and will continue to be kept in confidence and not used by the Company, the Shareholders and their respective Representatives; and all information obtained by Parent and Merger Sub and their respective Representatives from the Company, and the Shareholders that is not publicly available will be returned to Company and the Shareholders, respectively, and will continue to be kept in confidence and not used by Parent and Merger Sub and their respective Representatives.

          (b) (i) None of the Company or the Shareholders shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (ii) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

     5.6 NO SOLICITATION. The Company undertakes and agrees that until the Termination Date (as defined in Section 10.1 below), the Company shall not, and shall cause its respective officers, representatives, agents, employees and shareholders not to, directly or indirectly, solicit, encourage, entertain, negotiate or conduct discussions regarding any transaction which entails the sale of all or substantially all of its assets, any merger or consolidation of the Company with any person other than Parent, the sale or other transfer of any of the Company's outstanding capital stock to any person other than Parent or the issuance and sale of any authorized but unissued shares of capital stock or securities convertible into such shares to any third party. In the event the Company receives, directly or indirectly, or learns that any of its shareholders has received, from any third party any offer to enter into any such prohibited transaction, then the Company shall promptly communicate to Parent in writing the material terms of such offer and the identity of the third party making the offer.

          5.7 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     5.8 TAX MATTERS. Each of the Company and the Shareholders shall execute and deliver to Parent at the Closing a Continuity of Interest Certificate in the form of Exhibit E-1 or E-2, as applicable (the "Continuity of Interest
        ------------------
Certificate").

SECTION 6.     ADDITIONAL COVENANTS OF THE PARTIES

     6.1 FILINGS AND CONSENTS. From and after the date hereof and prior to the Closing, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company.

     6.2 ENVIRONMENTAL REVIEW. Parent shall have the right to conduct any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, conditional use permits, building codes and other environmental regulations, architectural inspections, engineering tests, economic feasibility studies, availability of water, soils, seismic and geologic reports and environmental testing) with respect to the property owned by the Company, including without limitation the property utilized as its corporate headquarters and manufacturing facility at 3133 North Ad Art Road, Stockton, California (the "Stockton Property"). Parent and its agents, contractors and subcontractors shall have the right to enter upon such properties at reasonable times during ordinary business hours to make any and all inspections and tests as may be necessary or desirable in their sole judgment and discretion. Parent and Merger Sub shall indemnify and hold the Company harmless from any and all damage arising out of or as a result of the negligence of Parent and its agents, contractors and/or subcontractors in connection with such entry and/or activities upon such properties, except liability which results from the release of pre-existing toxic or hazardous materials on or about such properties resulting from normal environmental testing procedures. The parties acknowledge that Parent intends to commence a Phase I environmental review of the Stockton Property prior to Closing and that such review may not be completed by Closing. The cost of such review shall be at the exclusive expense of Parent.

     6.3 CAPITAL ADVANCE BY PARENT. As soon as reasonably practicable following the consummation of the Acquisition Financing, Parent shall advance to the Surviving Corporation the approximate sum of $1,000,000 from the proceeds of the Acquisition Financing for working capital.

SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing as if made at the Closing (without giving effect to any update to the Disclosure Schedule).

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company and the Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 APPROVAL BY THE COMPANY'S SHAREHOLDERS. This Agreement and all transactions contemplated hereby shall have been duly approved by the affirmative vote of holders of 100% of the shares of Company Common Stock (including the Repurchasable Shares) entitled to vote with respect thereto.

     7.4 COMPLETION OF DUE DILIGENCE. Parent shall have completed, to its satisfaction in its sole and absolute discretion, its due diligence examination of the capitalization, business, properties, financial condition, operations and obligations of the Company.

     7.5 APPROVAL OF PARENT'S DIRECTORS AND SHAREHOLDERS. This Agreement and all transactions contemplated hereby shall have been duly approved by the Board of Directors of Parent and, if the Closing Date occurs on or after February 23, 1998, the shareholders of Parent.

     7.6 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement, including without limitation any required consents from Parent's lending institutions, shall have been obtained and shall be in full force and effect.

     7.7 AGREEMENTS AND DOCUMENTS. Parent and Merger Sub shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Noncompetition Agreements, in the form of Exhibit F, executed by
                                                        ---------
each of the Shareholders;

          (b) a Release, in the form of Exhibit G, executed by each of the
                                        ---------
Shareholders;

          (c) a Shareholder Investment Certification, satisfactory in form and content to Parent, executed by each of the Shareholders receiving Parent Common Stock in the Merger;

          (d) dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by OB-1 Associates; Western Financial Savings, Bank; Masco Properties; Carson Enterprises, a limited partnership; and Ad Art, Inc. and any other lessor under any real property lease to which the Company is a party as tenant or subtenant.

          (e) the legal opinion of Blair M. White, Esq., counsel to the Company and the Shareholders and dated as of the Closing Date, in the form of Exhibit H;
                                                                      ---------

          (f) a certificate executed by each of the Shareholders to the effect that each of the representations and warranties set forth in Sections 2 and 3 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 have been duly satisfied (the "Closing Certificates");

          (g) written resignations of all directors of the Company, effective as of the Effective Time;

          (h) a Continuity of Interest Certificate, executed by each of the Shareholders; and

          (i) a Spousal Consent, Power of Attorney and Waiver, in the form of

Exhibit I, executed by each of the spouses (if any) of Terry J. Long, Daniel G.
---------
O'Leary, and Lou A. Papais.

     7.8 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.8(b).

     7.9 LEGAL INVESTMENT. On the Closing Date, the issuance of the shares of Parent Common Stock to the Shareholders shall be legally permitted by all laws and regulations to which the Shareholders, the Company, Merger Sub and Parent are subject.

     7.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.11 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Merger Sub of any material right pertaining to its ownership of the Company Common Stock following the Merger.

     7.12 EMPLOYEES.  All of the individuals identified on Exhibit J shall have
                                                           ---------
agreed to remain employees of the Company or shall not have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

     7.13 NEW EMPLOYMENT AND CONSULTING AGREEMENTS. The Company shall have entered into employment agreements or new employment agreements with Terry J. Long and Rex Williams, and a consulting agreement with Lou A. Papais, terminating all prior and other employment or consulting agreements with such parties and their Affiliates, on such financial and other terms as approved by Parent.

SECTION 8.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE
               SHAREHOLDERS

     The obligations of the Company and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     8.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing as if made at the Closing.

     8.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     8.3 CONSENTS. All Consents required for the consummation by the Company and the Shareholders of all transactions contemplated by this Agreement, including without limitation any required Consents from the Company's lending institutions, shall have been obtained and shall be in full force and effect.

     8.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 9.     INDEMNIFICATION, ETC.

     9.1  SURVIVAL OF REPRESENTATIONS, ETC.

          (a) The representations and warranties made by the Company and the Shareholders (including the representations and warranties set forth in Sections 2 and 3 hereof and the representations and warranties set forth in the Closing Certificates) shall survive the Closing and shall expire 30 months following the Closing Date (except for Sections 2.1, 2.3, 2.6, 2.8(a), 2.14, 2.15, 2.16,
2.19(c) and 3.2, each of which shall survive until the expiration of its respective statute of limitations); provided, however, that if, at any time prior to the expiration of the applicable survival period, any Indemnitee (acting in good faith) delivers to the Shareholders a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company or any of the Shareholders (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the applicable survival period until such time as such claim is fully and finally resolved. The representations and warranties made by Parent and Merger Sub in Article 4 shall expire 30 months following the Closing Date.

          (b) The representations, warranties, covenants and obligations of the Company and the Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives. Notwithstanding the foregoing, in the event Parent has knowledge, as the result of written information furnished to Parent by the Company or any of the Shareholders, of a material fact required to be disclosed on any part of the Disclosure Schedule that is not so disclosed, such material fact shall be deemed to be disclosed on the applicable part of the Disclosure Schedule for purposes of this Agreement.

          (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Shareholders in this Agreement.

     9.2  INDEMNIFICATION BY THE COMPANY'S SHAREHOLDERS.

          (a) From and after the Effective Time (but subject to Section 9.1(a) and clause (b) below), the Company's Shareholders shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which directly or indirectly arise from or as a result of, or are directly or indirectly connected with: (i) any breach of any representation or warranty set forth in Sections 2 or 3 or in the Closing Certificates; (ii) any breach of any covenant or obligation of the Company on any Shareholder (including the covenants set forth in Sections 5 or 6); or (iii) any Legal Proceeding relating to any breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

          (b) The Shareholders shall not be obligated to compensate and reimburse the Indemnitees for Damages under this Section 9.2 unless and until the aggregate amount of Damages exceeds $375,000.00. The indemnification obligations of each of the Shareholders under this Section 9.2 shall be ratable on the basis of the percentages set forth opposite such Shareholder's name on Exhibit K, and each Shareholder shall not be obligated to compensate and
---------
reimburse the Indemnitees for Damages under this Section 9.2 in excess of the amounts set forth opposite such Shareholder's name on Exhibit K.
                                                      ---------

          (c) The Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation by the Company or the Shareholders then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     9.3 NO CONTRIBUTION. Each of the Shareholders waives, and acknowledges and agrees that none of them shall have or shall exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability for which he or she may become subject under or in connection with this Agreement or the Closing Certificates.

     9.4 INTEREST. In the event that any of the Shareholders is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 with respect to any Damages, the Shareholder shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which one of the Shareholders first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of the Shareholders to such Indemnitee is fully satisfied, at a floating rate equal to the rate of interest publicly announced by SouthTrust, N.A., Orlando, Florida, from time to time as its prime, base or reference rate.

     9.5 DEFENSE OF THIRD PARTY CLAIMS. The following procedures shall be applicable with respect to indemnification for third party claims arising in connection with any provision of this Section 9:

          (a) Promptly after receipt by an Indemnitee of written notice of the assertion or the commencement of any claim, liability or obligation by a third party, whether by legal process or otherwise (a "Claim"), with respect to any matter referred to in this Section 9, the Indemnitee shall give written notice thereof (the "Notice") to the person from whom indemnification is sought pursuant hereto (an "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder unless such failure alone and not in conjunction with other factors results in (i) a default judgment,
(ii) the expiration of the time to answer a complaint, or (iii) the inability of the Indemnitee to adequately defend against such Claim. In case any such Claim is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice of its intention to the Indemnitee within 30 days after receipt of the Notice, with counsel reasonably satisfactory to the Indemnitee, with such expenses of counsel to be borne equally by the Indemnitor and the Indemnitee. Notwithstanding the assumption by the Indemnitor of the defense of any Claim as provided in this Section 9.5, the Indemnitee shall be permitted to join in the defense of such claim and to employ counsel at its own expense.

          (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Claim within the prescribed period of time, or shall notify the Indemnitee that it will not assume the defense of any such Claim, then the Indemnitee shall assume the defense of any such Claim, in which event it may do so in such manner as it may deem appropriate. The Indemnitor shall be permitted to join in the defense of such Claim and to employ counsel at its own expense.

          (c) No Indemnitee shall make any settlement of any Claim which would give rise to liability on the part of an Indemnitor hereunder without the written consent of the indemnitor, which consent shall not be unreasonably withheld. If a firm written offer is made to settle a Claim and the Indemnitor desires to accept such settlement offer, but the Indemnitee elects not to consent thereto, then the Indemnitee may continue to contest or defend such Claim; provided, however, that the total maximum liability of the Indemnitor to indemnify or otherwise reimburse the Indemnitee in accordance with this Agreement with respect to such Claim shall be limited to and shall not exceed the amount of the settlement offer rejected by the Indemnitee, plus reasonable out-of-pocket costs and expenses (including attorneys' fees) to the date of notice that the Indemnitor desires to accept such settlement offer.

          (d) Amounts payable by an Indemnitor to an Indemnitee under this
Section 9 shall be payable by the Indemnitor as incurred by the Indemnitee.

     9.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10.    TERMINATION AND ABANDONMENT

     10.1 TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the Effective Time notwithstanding approval thereof by the shareholders of the Company and Merger Sub (and, in the event that such termination occurs pursuant to Section 10.1(a), (b), (c), (d) or (e) below, the date on which such termination occurs shall be referred to as the "Termination Date"):

          (a) by written notice pursuant to Section 1.11; or

          (b) by mutual written consent of the Company, Merger Sub and Parent;
or

          (c) by Parent, if there shall have been a violation or breach by the Company of any of the Shareholders of any material agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Parent and Merger Sub impossible and such violation or breach has not been waived by Parent; or

          (d) by the Company, if there shall have been a violation or breach by Merger Sub or Parent of any material agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of the Company impossible and such violation or breach has not been waived by the Company; or

          (e) by Parent, Merger Sub or the Company, if the Effective Time shall not have occurred on or before February 20, 1998.

     10.2 PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to this Section 10, written notice thereof shall forthwith be given to each party, and this Agreement shall terminate and be abandoned without further action by the Company, Parent or Merger Sub. If this Agreement is terminated as provided herein:

          (a) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

          (b) all information received by any party hereto with respect to the business of any other party or its subsidiaries (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party for any reason whatsoever; and

          (c) no party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in this Section 10.2, and except for such legal and equitable rights and remedies which any party may have by reason of any breach or violation by any other party of any representation or warranty or any covenant or agreement made hereunder or pursuant hereto.

SECTION 11.    AGREEMENT TO VOTE SHARES

     11.1 AGREEMENT TO VOTE SHARES. In consideration of Parent, the Company and Merger Sub taking further actions necessary to effect the Merger, each of the Shareholders agrees to vote, intending to be bound hereby, all of his or her shares of Company Common Stock, pursuant to the terms and conditions of the Voting Agreement and Irrevocable Proxy in the form of Exhibit L, in favor of the
                                                      ---------
Merger on terms substantially as set forth in this Agreement as modified in any manner that may be necessary to preserve the essential features of the transaction. Each Shareholder shall execute and deliver the Voting Agreement and Irrevocable Proxy in the form of Exhibit L on even date with this Agreement.
                                     ---------
In addition, each of such parties further agrees to take all such other actions and to execute such documents as may be reasonably necessary to effect the Merger and the transactions contemplated herein, including without limitation, execution of any documents or certificates that may be reasonably required to preserve desired tax and accounting treatment and to ensure compliance with applicable federal and state securities laws. Each of such parties understands that in reliance on the foregoing agreements, Parent, the Company and Merger Sub have executed this Agreement and will proceed to take other actions that will involve considerable expense to such companies.

SECTION 12.    REGISTRATION RIGHTS

     12.1 PIGGYBACK REGISTRATION.

          (a) Until the first anniversary of the Closing Date, Parent shall notify all recipients (each, a "Holder") of the Parent Common Stock hereunder (the "Registrable Securities") in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of Parent (including, but not limited to, registration statements relating to secondary offerings of securities of Parent, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement ALL or part of the Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from Parent, so notify Parent in writing. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter FILED by Parent, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by Parent with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (B) UNDERWRITING. If the registration statement under which Parent gives notice under Section 12.1(a) is for an underwritten public offering, Parent shall so advise the

Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 12.1 shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement and selling shareholder documents in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of this Section 12.1, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to Parent; second, to those holders of Parent registration rights existing prior to the date of this Agreement, to the extent priority over any subsequent holders of registration rights is expressly provided for in such pre-existing rights, otherwise pro rata with the Holders; third, to the Holders on a pro rata basis based on the total Registrable Securities held by the Holders; and fourth, to any shareholder of Parent (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by Parent for its own account to be included in the registration and underwriting. If the underwriter so determines in good faith, any or all of the Registrable Securities may be excluded from any underwriting in accordance with this Section 12.1(b).

          (C) RIGHT TO TERMINATE REGISTRATION. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 12.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          (D) EXPENSES. Parent shall bear all expenses incurred pursuant to this Section 12.1 in connection with the preparation and filing with the SEC of the registration statement and any amendments and supplements thereto and the prospectuses therewith. All underwriting discounts and selling commissions incurred in connection with such registration shall be borne by the holders of the securities so registered pro rata on the basis of the number of Registrable Securities so registered.

     12.2 INDEMNIFICATION.

          (a) In connection with any registration statement in which a holder of Parent Common Stock with rights under this Section 12 is participating, each such holder will furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with such registration statement or prospectus and, to the extent permitted by law, will indemnify Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against all Damages resulting from any untrue or alleged untrue statement of material fact contained in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder for inclusion in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such holders and the liability of each such holder will be in proportion to and limited to the net amount received by such holder from the sale of Parent Common Stock with rights under this Section 12, pursuant to such registration statement.

          (b) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (c) The indemnification provided for under this Section 12 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities and the Merger. Parent also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event Parent's indemnification is unavailable for any reason.

     12.3 TRANSFERABILITY OF REGISTRATION RIGHTS. The rights under this Section 12 are not transferable except in connection with (a) a transfer by will or intestacy and (b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee.

     12.4 AMENDMENT OF SECTION 12. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 12 may be amended by Parent at any time with the consent of the Holders of a majority of the shares of Parent Common Stock subject (or to be subject) to the provisions of this
Section 12.

SECTION 13.    MISCELLANEOUS PROVISIONS

     13.1 SHAREHOLDERS' DESIGNATED AGENT. The Shareholders hereby irrevocably appoint LOU A. PAPAIS as their agent for purposes of Section 9 (the "Shareholders" Designated Agent"), and LOU A. PAPAIS hereby accepts his appointment as the Shareholders' Designated Agent. Parent shall be entitled to deal exclusively with the Shareholders' Designated Agent on all matters relating to Section 9, and, in connection with the matters contemplated by this Agreement, shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any of the Company's Shareholders by the Shareholders' Designated Agent, and on any other action taken or purported to be taken on behalf of any of the Company's Shareholders by the Shareholders' Designated Agent, as fully binding upon such shareholder. If the Shareholders' Designated

Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company's Shareholders, then the Company's Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Shareholders' Designated Agent" for purposes of Section 9 and this Section 13.1. If for any reason there is no Shareholders' Designated Agent at any time, all references herein to the Shareholders' Designated Agent shall be deemed to refer to the Company's Shareholders.

     13.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     13.3 FEES AND EXPENSES. The Company shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by the Company in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such parties in connection with or by virtue of (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained by the Company in connection with any of such transactions, and (c) the consummation of the Merger.

     13.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     13.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     if to Parent:                      La-Man Corporation
                                        5029 Edgewater Drive
                                        Orlando, Florida 32810
                                        Attn:  J. William Brandner, President
                                        Facsimile: (407) 521-8767

     with a copy to:                    Broad and Cassel
                                        390 N. Orange Avenue, Suite 1100
                                        Orlando, Florida  32801
                                        Attn:  Marshall S. Harris, P.A.
                                        Facsimile:  (407) 425-8377

     if to the Company:                 Electronic Sign Corporation
                                         d/b/a Ad Art
                                        3133 North Ad Art Road
                                        Stockton, California 95215
                                        Attn:  Terry J. Long, President
                                        Facsimile:  (209) 931-5706

     if to the Shareholders:            Lou A. Papais
                                        3133 North Ad Art Road
                                        Stockton, California  95215
                                        Facsimile:  (209) 931-5706

     with a copy to:                    Blair M. White
                                        Attorney at Law
                                        46 Forest Meadows Drive
                                        Murphys, CA  95247
                                        Facsimile: (209) 728-2049

Any notice sent by facsimile shall also be sent by first class mail or express delivery service.

     13.6 TIME IS OF THE ESSENCE.  Time is of the essence of this Agreement.

     13.7 HEADINGS.  The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     13.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     13.9 GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida, without giving effect to principles of conflicts of laws. Venue for any action to enforce any rights or obligations under this Agreement shall be, and the parties hereto submit to the jurisdiction of, any federal or state court of competent jurisdiction sitting in the Eastern District of California.

     13.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's Shareholders (to the extent set forth in Section 1.4); Parent; Merger Sub; the other Indemnitees (subject to
Section 9.6); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     13.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     13.12  WAIVER.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     13.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     13.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     13.15 PARTIES IN INTEREST. Except for the provisions of Sections 1.4 and 12, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     13.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Non-Disclosure and No-Shop Agreement executed on behalf of Parent and the Company with respect to the Merger shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

     13.17  CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                              LA-MAN CORPORATION,
                              a Nevada corporation


                              By: /s/ J. William Brandner
                                 -----------------------------------------------
                                   J. William Brandner, President and Chief
                                   Executive Officer

                              DISPLAYS ACQUISITIONS CORP.,
                              a Florida corporation


                              By: /s/ J. William Brandner
                                 -----------------------------------------------
                                   J. William Brandner, President


                              ELECTRONIC SIGN CORPORATION
                              D/B/A AD ART, a California corporation


                              By: /s/ Terry J. Long
                                 -----------------------------------------------
                                   Terry J. Long, President


                                  /s/ Terry J. Long
                              --------------------------------------------------
                                   TERRY J. LONG, INDIVIDUALLY


                                  /s/ Daniel G. O'Leary
                              --------------------------------------------------
                                   DANIEL G. O'LEARY, INDIVIDUALLY AND AS
                                   TRUSTEE OF THE DANIEL O'LEARY TRUST DATED
                                   APRIL 18, 1993


                                  /s/ Betty E. Papais
                              --------------------------------------------------
                                   BETTY E. PAPAIS, INDIVIDUALLY AND AS TRUSTEE
                                   OF THE PAPAIS TRUST DATED JANUARY 29, 1991


                                  /s/ Lou A. Papais
                              --------------------------------------------------
                                   LOU A. PAPAIS

                                   EXHIBIT A

                              CERTAIN DEFINITIONS


     For purposes of the Agreement (including this Exhibit A):
                                                   ---------

     ACQUISITION FINANCING. "Acquisition Financing" shall mean the issuance and sale by Parent of convertible debentures, Parent Common Stock, and warrants to purchase Parent Common Stock intended to yield gross proceeds of approximately $4,700,000 to Parent, part of which proceeds will be used by Parent to advance to the Company funds to retire all of the Share Repurchase Notes and to provide the Company with approximately $1,000,000 in working capital.

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

          (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

          (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure
                             ---------
Schedule), as it may be amended from time to time.

     COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Shareholders.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     GAAP.  "GAAP" shall mean generally accepted accounting principles.

     GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

     GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any

Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any domestic or foreign:
(a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     INDEMNITEES.  "Indemnitees" shall mean the following Persons: (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that none of the Shareholders shall be deemed to be "Indemnitees."

     KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably diligent and comprehensive investigation concerning the truth or existence of such fact or other matter.

The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any Representative of the Company has Knowledge of such fact or other matter. The Shareholders shall be deemed to have "Knowledge" of a particular fact or other matter if any Shareholder has Knowledge of such fact or other matter or if any Representative of the Company has Knowledge of such fact or other matter.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any domestic or foreign action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any domestic or foreign federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on a Person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Closing Certificates but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse impact or effect on such Person's business, assets, liabilities, operations, financial condition or prospects, or the ability of such person to perform any obligations under or contemplated by this Agreement.

     "O'LEARY TRUST" shall mean the Daniel O'Leary Trust dated April 18, 1993.

     "PAPAIS TRUST" shall mean the Papais Trust Agreement dated January 29,
1991.

     PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     SHAREHOLDERS. "Shareholders" shall mean the holders of Company Common Stock set forth on Exhibit B, being all of the Company's shareholders.
                   ---------

     SIGN CONTRACTS. "Sign Contracts" shall mean Contracts entered into by the Company for the sale, leasing or maintenance of signs, electronic display message centers, billboards and other outdoor advertising or display structures of any nature.

     TAX. "Tax" shall mean any domestic or foreign tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any domestic or foreign return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   EXHIBIT B

                       OWNERSHIP OF COMPANY COMMON STOCK

       NAME AND                                      NO. OF SHARES OF
ADDRESS OF SHAREHOLDER                             COMPANY COMMON STOCK
----------------------                             --------------------
Terry J. Long                                               10
6024 Shelter Bay Avenue
Mill Valley, CA  94941

Daniel G. O'Leary, as Trustee                               10
of the DANIEL O'LEARY
TRUST DATED APRIL 18, 1993
2314 Bonniebrook Drive
Stockton, CA  95007

Betty E. Papais, as Trustee                                 10
of the PAPAIS TRUST
DATED JANUARY 29, 1991
6964 N. Pershing
Stockton, CA  95207

Lou A. Papais                                               20
P.O. Box 1545
Murphys, CA 95247

                                   EXHIBIT C

                              SELLING SHAREHOLDERS

       NAME OF                NO. OF
SELLING SHAREHOLDERS    REPURCHASED SHARES  REPURCHASE PRICE
--------------------    ------------------  ----------------

Terry J. Long                     5               $  600,000

Daniel G. O'Leary,               10               $1,200,000
as Trustee of the
DANIEL O'LEARY
TRUST DATED
APRIL 18, 1993

Betty E. Papais,                 10               $1,200,000
as Trustee of the
PAPAIS TRUST DATED
JANUARY 29, 1991

                                   EXHIBIT D

                         FORM OF SHARE REPURCHASE NOTE

$___________________                                          February ___, 1998
                                                                Orlando, Florida

     ELECTRONIC SIGN CORPORATION, a California corporation, d/b/a Ad Art ("Maker"), promises to pay to the order of ____________________ ("Payee"), on or before March 16, 1998 the principal sum of ________________________________________ DOLLARS ($_______________), with interest thereon from February 27, 1998 at an annual rate of EIGHT PERCENT (8%). Payment shall be made in lawful money of the United States at _______________________________, California, or at such other place as Payee shall have designated by written notice to Maker.

     Maker reserves the right to prepay the entire principal balance of the indebtedness evidenced by this Note plus interest accrued to the date of such prepayment, at any time hereafter without premium or penalty.

     The occurrence of any of the following shall constitute a default by Maker hereunder:

          (a) If Maker shall default in the payment of principal or interest on this Note, or any other notes or obligations of Maker to Payee, when and as the same become due and payable and such default is not remedied within five (5) days following the occurrence of such default; or

          (b) If Maker shall commit an act of bankruptcy within the meaning of the Federal Bankruptcy Act, or any bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted by or against Maker or all or any part of Maker's property under the Federal Bankruptcy Act or other similar law of the United States or of any state or other competent jurisdiction.

     Except as otherwise specified herein, Maker hereby waives presentment, demand, dishonor, notice of dishonor, protest and notice of protest, and any and all other requirements necessary to hold Maker liable hereunder.

     Maker hereby further agrees to pay all costs of collection, including reasonable attorney's fees and all costs of levy or appellate proceedings or review, or both, upon the occurrence of any default hereunder or upon the failure of Maker to pay any principal or interest hereunder as and when the same becomes due and payable.

     This Note is subject to the terms and provisions of a certain Agreement and Plan of Merger and Reorganization dated as of February 17, 1998, among other parties, Maker and Payee and, therefore, is non-negotiable.

     IN WITNESS WHEREOF, Maker has caused this Promissory Note to be duly executed by its duly authorized President, on and as of the date above stated.

                                    ELECTRONIC SIGN CORPORATION,
                                    d/b/a Ad Art



                                    By:_________________________________________
                                         Terry J. Long, President

                                  EXHIBIT E-1

                  FORM OF CONTINUITY OF INTEREST CERTIFICATE


     The undersigned shareholder ("Shareholder") is aware that, pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of February 17, 1998 (the "Merger Agreement") among LA-MAN CORPORATION, a Nevada corporation ("Parent"); DISPLAYS ACQUISITIONS CORP., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub"); ELECTRONIC SIGN CORPORATION, a California corporation d/b/a AD ART (the "Company"); and TERRY J. LONG, DANIEL O'LEARY, individually and in his capacity as Trustee of the DANIEL O'LEARY TRUST DATED APRIL 18, 1993, BETTY E. PAPAIS, individually and in her capacity as Trustee of the PAPAIS TRUST AGREEMENT DATED JANUARY 29, 1991, and LOU A. PAPAIS (individually, "Shareholder" and collectively, "Shareholders"), it is contemplated that the Company will merge into Merger Sub (the contemplated merger of the Company into Merger Sub being referred to in this Certificate as the "Merger"). As a result of the Merger, it is contemplated that the Company's shareholders will receive certain shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") in exchange for their shares of common stock, no par value, of the Company ("Company Common Stock"), and that the Company will disappear.

     1. Shareholder represents, warrants and certifies to Parent, Merger Sub and the Company as follows:

          (a) Shareholder currently is the owner of ___________ shares of Company Common Stock (the "Shares"), and did not acquire any of the Shares in contemplation of the Merger.

          (b) Shareholder has not engaged in a Sale (as defined below) of any shares of Company Common Stock in contemplation of the Merger.

          (c) Shareholder has no plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of Shareholder's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of any of the shares of Parent Common Stock to be received by Shareholder in the Merger.

          (d) Shareholder will not exercise dissenters' rights in connection with the Merger.

          (e) Except to the extent written notification to the contrary is received by Parent and the Company from Shareholder prior to the consummation of the Merger, the representations, warranties and certifications contained herein shall be accurate at all times from the date hereof through the date on which the Merger is consummated.

                                     E-1-1

          (f) Shareholder has consulted with such legal counsel and financial advisors as Shareholder has deemed appropriate in connection with the execution of this Certificate.

     2. Shareholder understands that Parent, Merger Sub, the Company, and the Company's shareholders, as well as legal counsel to Parent, Merger Sub and the Company will be relying on (a) the accuracy of the representations, warranties and certifications contained herein.

     Shareholder has executed this Certificate on February _____, 1998.



                                    ____________________________________________
                                    Name: ______________________________________

                                     E-1-2

                                  EXHIBIT E-2

                  FORM OF CONTINUITY OF INTEREST CERTIFICATE


     The undersigned shareholder ("Shareholder") is aware that, pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of February 17, 1998 (the "Merger Agreement") among LA-MAN CORPORATION, a Nevada corporation ("Parent"); DISPLAYS ACQUISITIONS CORP., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Sub"); ELECTRONIC SIGN CORPORATION, a California corporation d/b/a AD ART (the "Company"); and TERRY J. LONG, DANIEL O'LEARY, individually and in his capacity as Trustee of the DANIEL O'LEARY TRUST DATED APRIL 18, 1993, BETTY E. PAPAIS, individually and in her capacity as Trustee of the PAPAIS TRUST AGREEMENT DATED JANUARY 29, 1991 and LOU A. PAPAIS (individually, "Shareholder" and collectively, "Shareholders"), it is contemplated that the Company will merge into Merger Sub (the contemplated merger of the Company into Merger Sub being referred to in this Certificate as the "Merger"). As a result of the Merger, it is contemplated that the Company's shareholders will receive certain shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") in exchange for their shares of common stock, no par value, of the Company (collectively, "Company Common Stock"), and that the Company will disappear.

     1. Shareholder represents, warrants and certifies to Parent, Merger Sub and the Company as follows:

          (a) Shareholder currently is the owner of ___________ shares of Company Common Stock (the "Shares"), and did not acquire any of the Shares in contemplation of the Merger.

          (b) Except for the sale of certain shares of Common Stock by the Shareholder to the Company prior to the Merger in accordance with Section 1.4 of the Merger Agreement, Shareholder has not engaged in a Sale (as defined below) of any shares of Company Common Stock in contemplation of the Merger.

          (c) Except as set forth in Section l(b) above, Shareholder has no plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of Shareholder's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of any of the shares of Parent Common Stock to be received by Shareholder in the Merger.

          (d) Shareholder will not exercise dissenters' rights in connection with the Merger.

          (e) Except to the extent written notification to the contrary is received by Parent and the Company from Shareholder prior to the consummation of the Merger, the representations, warranties and certifications contained herein shall be accurate at all times from the date hereof through the date on which the Merger is consummated.

                                     E-2-1

          (f) Shareholder has consulted with such legal counsel and financial advisors as Shareholder has deemed appropriate in connection with the execution of this Certificate.

     2. Shareholder understands that Parent, Merger Sub, the Company, and the Company's shareholders, as well as legal counsel to Parent, Merger Sub and the Company will be relying on (a) the accuracy of the representations, warranties and certifications contained herein.

     Shareholder has executed this Certificate on February _____, 1998.



                                    ____________________________________________
                                    Name: ______________________________________

                                     E-2-2

                                   EXHIBIT F

                           NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into as of the 17th day of February, 1998 (the "Effective Date"), by and between LA-MAN CORPORATION, a Nevada corporation ("La-Man"), DISPLAYS ACQUISITIONS CORP., a Florida corporation ("Acquisitions Corp."), and _____________________ ("Shareholder").

                                    RECITALS

     A. Shareholder is a key shareholder of Electronic Sign Corporation, a California corporation d/b/a Ad Art ("Ad Art"). La-Man, Acquisitions Corp. and Ad Art have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of February 17, 1998, providing for the acquisition (the "Acquisition") by La-Man of Ad Art pursuant to a merger of Acquisitions Corp. and Ad Art (the "Merger"). Immediately following the Merger, the business of Ad Art will be conducted by La-Man through Acquisitions Corp. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. Shareholder will receive substantial benefits as a result of the Merger and, in connection therewith, Shareholder has agreed not to compete with any of Acquisitions Corp., Ad Art or La-Man in the manner and to the extent herein set forth. Shareholder is entering into this Agreement as an inducement to La-Man and Acquisitions Corp. to consummate the Merger, with all of the attendant financial benefits to Shareholder as a shareholder of Ad Art.

     B. The Merger Agreement provides that, as a condition precedent to consummating the transactions contemplated by the Merger Agreement, Shareholder execute and deliver this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, Acquisitions Corp., La-Man and Shareholder agree as follows:

     1. ACKNOWLEDGEMENTS BY SHAREHOLDER. Shareholder acknowledges that by virtue of his or her position with Ad Art he or she has developed considerable expertise in the business operations of Ad Art and has had access to extensive confidential information with respect to Ad Art. Shareholder recognizes that Acquisitions Corp. and La-Man would be irreparably damaged, and their substantial investment in Ad Art materially impaired, if Shareholder were to enter into an activity competing with Ad Art's business in violation of the terms of this Agreement or if Shareholder were to disclose or make unauthorized use of any confidential information concerning the business of Ad Art. Accordingly, Shareholder expressly acknowledges that he or she is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Shareholder in all respects.

     2. RESTRICTED PERIOD. This Agreement shall expire on the third (3rd) anniversary of the Effective Date ("Expiration Date"); provided, however, that if the Shareholder is involuntarily terminated as an employee of La-Man or Acquisitions Corp., as applicable, prior to the Expiration Date, this Agreement shall expire on the date (the "Termination Date") that is the earlier of (i) the Expiration Date or (ii) the second (2nd) anniversary of the date on which such involuntary termination of the Shareholder occurs. The period of time that elapses from the Effective Date until earlier of (x) the Expiration Date or (y) the Termination Date shall be referred to herein as the "Restricted Period."

     3. NON-COMPETITION. During the Restricted Period, Shareholder shall not, directly or indirectly,without the prior written consent of La-Man, (i) own, manage, operate, join, control, finance participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with the business of Ad Art and Acquisitions Corp., within each of the geographical units which are listed in Appendix A hereto (the
                                                   ----------
"Territory"), or (ii) engage in any other manner, within the Territory, in any business which is competitive with the business of Ad Art and Acquisitions Corp. For the purposes of this Section 3, the "business of Ad Art and Acquisitions Corp." shall be defined as set forth in Appendix B hereto. Notwithstanding the
                                        ----------
above, Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of subparagraphs (i) or (ii) above, if Shareholder participates in any such business solely as a passive investor holding up to 1% of the equity securities of a company or partnership, which securities are publicly traded, or Shareholder is employed by a business or enterprise that is engaged primarily in a business other than the business of any of Acquisitions Corp., Ad Art or La-Man and Shareholder does not apply his or her expertise at such business or enterprise to that part of such business or enterprise that is or could be competitive with the business of any of Acquisitions Corp., Ad Art or La-Man.

     4. NON-INTERFERENCE. Shareholder further agrees that during the Restricted Period, he or she will not, without the prior written consent of La-Man, (i) interfere with the business of Ad Art, La-Man or Acquisitions Corp., by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of Ad Art, La-Man or Acquisitions Corp. to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any competitor of Ad Art, La-Man or Acquisitions Corp. or to or for any company with which Shareholder is associated in any way; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractors of Ad Art to terminate their relationships with, or to take any action that would be disadvantageous to the business of, Ad Art.

     5. INDEPENDENCE OF OBLIGATIONS. The covenants of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and Acquisitions Corp., Ad Art or La-Man or any of their subsidiaries, on the other hand, and the existence of any claim or cause of action by Shareholder against Acquisitions Corp., Ad Art or La-Man or any of their subsidiaries shall not constitute a defense to the enforcement of such covenants against Shareholder.

     6. REMEDIES. Shareholder expressly acknowledges that damages alone will not be an adequate remedy for any breach by Shareholder of the covenants set forth in Sections 3 and 4 hereof and that the other parties hereto, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to injunctive relief, including, without limitation, specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Shareholder of any of said covenants.

     7.   SEVERABILITY.

          (a) If any provision of this Agreement shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity and subject as to which such provision shall be valid and enforceable under applicable law. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (b) The parties intend that the covenant contained in Section 3 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 3 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     8. NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail,- by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          If to La-Man or
          Acquisitions Corp.:  La-Man Corporation
                               5029 Edgewater Drive
                               Orlando, Florida 32810
                               Attn:  J. William Brandner, President
                               Facsimile: (407) 521-8767
          with a copy to:      Broad and Cassel
                               390 N. Orange Avenue, Suite 1100
                               Orlando, Florida  32801
                               Attn:  Marshall S. Harris, P.A.
                               Facsimile:  (407) 425-8377

          If to Shareholder:   the address set forth below Shareholder's
                               name on the signature page hereto

     9.   WAIVER.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10. ASSIGNMENT. This Agreement shall be assignable by any or all of La-Man, Acquisitions Corp. or Ad Art to any of its or their assignees or successors and each of such assignees or successors is hereby expressly authorized to enforce this Agreement. This Agreement is not assignable or delegable by Shareholder.

     11. AMENDMENT. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     12. ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof, provided, however, that the nondisclosure and no-shop agreement executed on behalf of Parent and the Company with respect to the Merger shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such nondisclosure and no-shop agreement is terminated in accordance with its terms.

     13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of La-Man, Acquisitions Corp. and Ad Art and their respective assignees and successors, and Shareholder and Shareholder's heirs and personal representatives.

     14. GOVERNING LAW. This Agreement shall be construed in accordance, and governed in all respects by, the internal laws of the State of Florida as applied to contracts entered into between Florida residents that are to be performed entirely within the State of Florida (without giving effect to principles of conflicts of laws).

     15. SIGNATURE. This Agreement will be deemed to have been executed for all purposes when the subscriber signs and dates the omnibus signature page.

     16.  CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof,shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     17. ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                   SHAREHOLDER


                                   _____________________________________________
                                   Name: _______________________________________
                                   Address: ____________________________________
                                   _____________________________________________


                                   LA-MAN CORPORATION


                                   By: _________________________________________
                                        J. William Brandner, President


                                   DISPLAYS ACQUISITIONS CORP.


                                   By: _________________________________________
                                        J. William Brandner, President

                                  APPENDIX A
                                  ----------

                                   TERRITORY


Worldwide

                                  APPENDIX B
                                  ----------

                                   BUSINESS


     The manufacturing, selling, leasing or servicing of signs, electronic message display centers, billboards and other outdoor advertising or display structures of any nature.

                                   EXHIBIT G

                                GENERAL RELEASE


     THIS GENERAL RELEASE ("General Release") is made and entered into as of the 17th day of February, 1998, by __________________________________ ("Releasor")
to and in favor of, and for the benefit of, ELECTRONIC SIGN CORPORATION, a California corporation d/b/a AD ART ("Ad Art"), LA-MAN CORPORATION, a Nevada corporation ("La-Man"), DISPLAYS ACQUISITIONS CORP., a Florida corporation ("Acquisitions Corp."), and the other Releasees (as defined in Section 2).

                                    RECITALS

     A. Contemporaneously with the execution and delivery of this General Release, Releasor is exchanging his or her shares of the capital stock of Ad Art for either cash or cash and shares of capital stock of La-Man pursuant to an Agreement and Plan of Merger and Reorganization dated as of the 17th day of February, 1998 (the "Merger Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     B. Ad Art and La-Man have required, as a condition precedent to consummating the transactions contemplated by the Merger Agreement, that Releasor execute and deliver this General Release.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

     1. RELEASE. Releasor, for himself or herself and for each of Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

     2.   DEFINITIONS.

          (a) The term "Associated Parties," when used herein with respect to Releasor, shall mean and include: (i) Releasor's predecessors, successors, executors, administrators, personal representatives heirs and estate; (ii) Releasor's past, present and future assigns, agents and representatives; (iii) each entity that Releasor has the power to bind (by such Releasor's acts or signature) or over which Releasor directly or indirectly exercises control; and
(iv) each entity of which Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

          (b) The term "Releasee" shall mean and include: (i) Ad Art; (ii) La-Man; (iii)Acquisitions Corp.; (iv) each affiliate of La-Man, Ad Art and Acquisitions Corp.; and (v) the successors and past, present and future assignees, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses (i) through (iv) of this sentence, other than the Releasor.

          (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including, without limitation,: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by Releasor in Releasor's capacity as a stockholder, director, officer or employee of Ad Art or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

          (d) The term "Released Claims" shall mean and include each and every Claim that (i) Releasor or any Associated Party of Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and
(ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only Releasor's rights, if any, under the Merger Agreement).

     3. REPRESENTATIONS AND WARRANTIES. Releasor represents and warrants that:

          (a) Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

          (b) to the best of Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

          (c) no Associated Party of Releasor has or had any Claim against any of the
Releasees;

          (d) no Associated Party of Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance,agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

          (e) this General Release has been duly and validly executed and delivered by Releasor;

          (f) this General Release is a valid and binding obligation of Releasor and Releasor's Associated Parties, and is enforceable against Releasor and each of Releasor's Associated Parties in accordance with its terms;

          (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Releasor, threatened against Releasor or any of Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by Releasor under this General Release;

          (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which Releasor or any of Releasor's Associated Parties is a party or by which Releasor or any of Releasor's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or any of Releasor's Associated Parties is subject; and

          (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by Releasor or any of Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

     4. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by Releasee, or to which Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by Releasor or any of Releasor's Associated Parties.

     5.   MISCELLANEOUS.

          (a) Entire Agreement.  This General Release and the other agreements
              ----------------
referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the nondisclosure and no-shop agreement executed on behalf of La-Man and Ad Art with respect to the Merger shall not be superseded by this General Release and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such nondisclosure and no-shop agreement is terminated in accordance with its terms.

          (b) Severability.  In the event that any provision of this General
              ------------
Release, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this General Release, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (c) Governing Law.  This General Release shall be construed in
              -------------
accordance with, and governed in all respects by, the laws of the State of Florida (without giving effect to principles of conflicts of laws).

          (d) Further Assurances.  Releasor shall execute and cause to be
              ------------------
delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

          (e) Attorneys' Fees.  If any action or proceeding relating to this
              ---------------
General Release or the enforcement of any provision of this General Release is brought by Releasor or any Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          (f)  Construction.
               ------------

               (i)   For purposes of this General Release, whenever the context requires the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

               (iii) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (iv) Except as otherwise indicated, all references in this General Release to "Sections" and "Exhibits" are intended to refer to Sections of this General Release and Exhibits to this General Release.

          (g) Signature.  THIS GENERAL RELEASE WILL BE DEEMED TO HAVE BEEN
              ---------
EXECUTED FOR ALL PURPOSES WHEN THE RELEASOR SIGNS AND DATES THE OMNIBUS SIGNATURE PAGE.

          (h) Amendments.  This General Release may not be amended, modified,
              ----------
altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

          (i) Notices.  Any notice or other communication required or permitted
              -------
to be delivered to any party under this General Release shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          If to La-Man:            La-Man Corporation
                                   5029 Edgewater Drive
                                   Orlando, Florida 32810
                                   Attn:  J. William Brandner, President
                                   Facsimile: (407) 521-8767

          with a copy to:          Broad and Cassel
                                   390 N. Orange Avenue, Suite 1100
                                   Orlando, Florida  32801
                                   Attn:  Marshall S. Harris, P.A.
                                   Facsimile:  (407) 425-8377

          If to Ad Art:            Electronic Sign Corporation
                                    d/b/a Ad Art
                                   3133 North Ad Art Road
                                   Stockton, California 95215
                                   Attn: Terry J. Long, President
                                   Facsimile: (209) 931-5706


          (j) Headings.  The headings contained in this General Release are for
              --------
convenience of reference only, shall not be deemed to be a part of this General Release and shall not be referred to in connection with the construction or interpretation of this General Release.

          (k)  Waiver.
               ------

               (i) No failure on the part of any Person to exercise any power, right, privilege or remedy under this General Release, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this General Release, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such: power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (ii) No Person shall be deemed to have waived any claim arising out of this General Release, or any power, right, privilege or remedy under this General Release, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     IN WITNESS WHEREOF, Releasor has caused this General Release to be executed as of the date first above written.


                                    RELEASOR


                                    ____________________________________________
                                    Name: ______________________________________

                                   EXHIBIT H

           SUBSTANTIVE PROVISIONS OF OPINION OF BLAIR M. WHITE, ESQ.

     [Capitalized terms used and not defined herein have the respective meanings assigned to them in the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement")]


     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to own, lease and operate its properties and to carry on its business as now conducted, and is not required to qualify as a foreign corporation to do business in any jurisdiction in the United States, except _______________________. The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary power and authority to own, lease and operate its properties and to carry on its business as now conducted and is not required to qualify as a foreign corporation to do business in any jurisdiction in the United States.

     2. The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, of which 50 shares (including the Repurchasable Shares) have been duly authorized and validly issued, are nonassessable and fully paid There are no preemptive rights or options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's securities. All outstanding shares of the Company's common stock (including the Repurchasable Shares) have been issued in compliance with all applicable securities laws. The authorized capital stock of the Subsidiary consists of __________ shares of common stock, $____ par value per share, of which ________ shares have been duly authorized and validly issued, are nonassessable and fully paid, and all of which are owned by the Company.

     3. All corporate action, including approval by the Company's Board of Directors and its shareholders, required to be taken on the part of the Company to authorize the Company to execute deliver and perform its obligations under the Reorganization Agreement and the Agreement of Merger and to consummate the Merger has been duly and validly taken.

     4. Each of the Reorganization Agreement, the Certificate Agreement of Merger (to be filed with the Secretary of State of the State of California) and the Articles of Merger (to be filed with the Secretary of State of the State of Florida) has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     5. Each of the Reorganization Agreement, the Voting Agreement and Irrevocable Proxy and the Release has been duly executed and delivered by the Shareholders and is a valid and binding obligation of the Shareholders enforceable against each of the Shareholders in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     6. The Non-Competition Agreement has been executed and delivered by each of the Shareholders and is a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     7. The execution and delivery by the Company of the Reorganization Agreement, the Certificate or Agreement of Merger (to be filed with the Secretary of State of the State of California) and the Articles of Merger (to be filed with the Secretary of State of the State of Florida), and the performance by the Company of its obligations respectively set forth therein (including the consummation of the Merger) do not violate any provisions of the Company's or the Subsidiary's certificate of incorporation or bylaws, each as amended to date, and do not constitute a material default under the provisions of any material agreement known to us to which the Company or the Subsidiary is a party or by which it is bound, and do not violate or contravene (a) any governmental statutes, rule or regulation applicable to the Company or the Subsidiary or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company or the Subsidiary and, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     8. The execution and delivery of the Reorganization Agreement, the Voting Agreement and Irrevocable Proxy, the Release and the Non-Competition Agreement by each of the Shareholders and the performance by each of the Shareholders of their obligations respectively set forth therein (including the consummation of the Merger) do not constitute a material default under the provisions of any material agreement known to us to which any Shareholder is a party or by which he or she is bound, and do not violate or contravene (a) any governmental statutes, rule or regulation applicable to the Company or the Subsidiary or such Shareholder or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against any Shareholder, the violation or contravention of which would materially and adversely affect any Shareholder or his or her assets or financial condition.

     9. There is no action, proceeding or investigation pending or overtly threatened against the Company or the Subsidiary before any court or administrative agency that questions the validity of the Reorganization Agreement, the Certificate or Agreement of Merger (to be filed with the Secretary of State of the State of California), or the Articles of Merger (to be filed with the Secretary of State of the State of Florida), or that might have, either individually or in the aggregate, a Material Adverse Effect on the Company or any of the Shareholders.

                                   EXHIBIT I

                SPOUSAL CONSENT, POWER OF ATTORNEY AND WAIVER OF

                 _____________________________________________

     I, __________________________________________, the spouse of
______________________________________, hereby consent to all terms and provisions of that certain Agreement and Plan of Merger and Reorganization dated as of February 17, 1998 (the "Agreement"), by and among LA-MAN CORPORATION, a Nevada corporation ("La-Man"), DISPLAYS ACQUISITIONS CORP., a Florida corporation, ELECTRONIC SIGN CORPORATION, a California corporation d/b/a Ad Art ("Ad Art"), TERRY J. LONG, DANIEL G. O'LEARY individually and as Trustee of the Daniel O'Leary Trust dated April 18, 1993, BETTY E. PAPAIS individually and as Trustee of the Papais Trust Agreement dated January 29, 1991, and LOU A. PAPAIS; and to the extent of any interest which I have or hereafter acquire in Ad Art, whether as community property or otherwise, La-Man and its affiliates may (i) deal with my spouse as if he or she were, both of record and beneficially, the sole and separate property owner of any and all interests in Ad Art which are held severally in his or her or my name or jointly in our names, (ii) pay all dividends and other distributions or payments from or on account of said interests to him or her alone; and (iii) consider him or her as the only person entitled to represent or vote our interests in Ad Art.

     I hereby constitute and appoint my spouse as my true and lawful attorney in his or her name and in my place, name and stead to (a) negotiate, make, execute, consent to, approve, swear to, acknowledge, record and/or file any and all contracts, documents and other instruments of every kind and nature whatsoever which affect or may affect, directly or indirectly, any interest of mine in Ad Art, and (b) take or refrain from taking any and all other actions of every kind and nature whatsoever which affect or may affect, directly or indirectly, any interest of mine in Ad Art. The foregoing power of attorney shall survive my death or incapacity and bind my personal and legal representatives, successors and assigns and is coupled with an interest, thereby making the grant thereof to my spouse irrevocable. Any contract, document or other instrument executed through the exercise or purported exercise of the foregoing power of attorney shall be conclusively presumed to be validly executed as far as any third person is concerned and may be relied upon as having been executed in accordance with said Agreements and applicable law.

     NOTWITHSTANDING ANY OTHER PROVISION OF THIS INSTRUMENT TO THE CONTRARY, HOWEVER, THIS INSTRUMENT SHALL NOT TRANSMUTE IN ANY WAY THE COMMUNITY PROPERTY INTERESTS OF MY SPOUSE AND/OR OF MY OWN IN AD ART INTO THE SOLE AND SEPARATE PROPERTY OF EITHER MY SPOUSE OR ME, AND THIS INSTRUMENT SHALL NOT TRANSMUTE IN ANY WAY THE SEPARATE PROPERTY INTERESTS OF MY SPOUSE AND/OR ME IN AD ART INTO COMMUNITY PROPERTY.

                                        By:__________________________________

                                        Date:________________________________

                                   EXHIBIT J

                           LIST OF CERTAIN EMPLOYEES

                                   EXHIBIT K

                         LIMITATIONS ON INDEMNIFICATION


======================================================================================
                                                      RATABLE
            SHAREHOLDER                            PERCENTAGE OF    INDEMNIFICATION
                                                     LIABILITY           LIMIT
--------------------------------------------------------------------------------------
Terry J. Long                                         20.00%        $   1,288,500/1/
--------------------------------------------------------------------------------------
Daniel O'Leary, individually and as Trustee of        18.625%       $   1,200,000
the DANIEL O'LEARY TRUST DATED
APRIL 18, 1993
--------------------------------------------------------------------------------------
Betty E. Papais, individually and as Trustee of       18.625%       $   1,200,000
the PAPAIS TRUST AGREEMENT DATED
JANUARY 29, 1991
--------------------------------------------------------------------------------------
Lou A. Papais                                         42.75%        $   2,754,000/1/
======================================================================================

/1/Such amount to be increased by the number of Additional Parent Shares, if any, issued to such Shareholder pursuant to Section 1.12 multiplied by the Designated Parent Stock Price calculated as provided in Section 1.11, except with respect to the date of issuance of such Additional Parent Shares, rather than the Closing Date.

                                   EXHIBIT L

                            FORM OF VOTING AGREEMENT
                             AND IRREVOCABLE PROXY

     THIS AGREEMENT is made and entered into as of February 17, 1998 by and between LA-MAN CORPORATION, a Nevada corporation ("La-Man"), and the undersigned shareholder of Electronic Sign Corporation, a California corporation d/b/a Ad Art ("Shareholder")

                                   RECITALS

     A. La-Man, the Merger Sub and the Company propose to enter into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") of even date herewith (capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement), which provides, among other things, upon the terms and subject to the conditions thereof, that La-Man will acquire all shares of the common stock, no par value, of the Company (collectively, "Common Stock") outstanding immediately prior to the Effective Time;

     B. As a condition to its willingness to enter into the Merger Agreement, La-Man requires that Shareholder agree, and Shareholder has agreed, to vote all of his or her shares of Company Common Stock in favor of the Merger pursuant to the Merger Agreement (the "Transaction") and to grant an irrevocable proxy with respect to the Transaction; and

     C.   Exhibit A attached hereto sets forth as of the date of this Agreement
          ---------
the number and type of issued and outstanding shares of Common Stock of the Company owned by Shareholder (all of such shares being hereinafter referred to as the "Company Shares").

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. REVOCATION OF PROXIES; AGREEMENT TO VOTE; GRANT OF PROXY. Shareholder hereby revokes any and all previous proxies with respect to the Company Shares owned by Shareholder. Shareholder agrees to attend, in person or by proxy, any meeting of the shareholders of the Company called pursuant to the Merger Agreement to vote upon approval and adoption of the Merger Agreement and the Transaction, and to vote upon approval and adoption of the Merger Agreement and the Transaction, and to vote such Company Shares owned by Shareholder and any voting securities of Company hereafter issued in exchange therefor or in respect thereof for approval and adoption of the Merger Agreement and the Transaction in favor of any other matters that are intended to facilitate and implement the Transaction and that are contemplated by the Merger Agreement, submitted for approval by the written consent or the vote of the shareholders of the Company at any meeting, or at any adjournment or adjournments thereof, pursuant to the Merger Agreement. Notwithstanding the foregoing, effective upon the execution and delivery of this Agreement, Shareholder appoints

J. WILLIAM BRANDNER and TODD D. THRASHER, and each of them, with full power of substitution in each, as proxies, solely (a) to vote Shareholder's Company Shares at any meeting of shareholders of the Company or any adjournment or adjournments thereof, or (b) to give a consent with respect to such Shareholder's Company.Shares, in each case in favor of approval and adoption of the Merger Agreement and the Transaction and any other matters that are intended to facilitate and implement the Transaction and that are contemplated by the Merger Agreement. Notwithstanding anything to the contrary contained herein, this proxy shall not extend to matters other than those specifically enumerated in subsections (a) and (b) above. THIS PROXY SHALL BE DEEMED IRREVOCABLE AND COUPLED WITH AN INTEREST. This proxy shall be effective until the earliest to occur of (i) consummation of the Transaction, (ii) termination of the Merger Agreement in accordance with its terms, and (iii) a determination by the Shareholder on or after six months following the date of the Merger Agreement to terminate this proxy.

     2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder hereby represents and warrants to La-Man as follows:

          (a) Shareholder has all necessary power and authority to enter into this Agreement. None of the Company Shares owned by Shareholder is subject to any other proxy, voting trust or other agreement or arrangement with respect to the voting of Shareholder's Company Shares.

          (b) This Agreement is the legal, valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.

          (c) The execution of this Agreement by Shareholder does not, and the performance by Shareholder of the obligations of Shareholder hereunder will not, constitute a material violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Shareholder is a party or by which Shareholder is bound or any judgment, decree or order to which Shareholder is subject.

          (d) Neither the execution and delivery of this Agreement, nor the performance by Shareholder of Shareholder's obligations hereunder, will (i) assuming satisfaction of the requirements set forth in clause (ii) below, violate any provision of law known by Shareholder to be applicable to Shareholder; or (ii) except for the requirements, if any, of federal and state securities laws, require any consent or approval of, or filing with or notice to, any public body or authority under any provision of law known by Shareholder to be applicable to Shareholder.

     3. COVENANT OF SHAREHOLDER. So long as this proxy remains in effect, Shareholder hereby covenants and agrees with La-Man that, except pursuant to the terms of this Agreement, Shareholder, will not, without the prior written consent of La-Man, directly or indirectly, grant any proxy or enter into any voting trust or other agreement or arrangement with respect to the voting of any Company Shares owned by the Shareholder.

     4. REMEDIES. The parties hereto agree that if for any reason Shareholder shall have failed to perform his or her obligations under this Agreement, then La-Man shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that La-Man may have against Shareholder for any failure to perform its obligations under this Agreement.

     5.   MISCELLANEOUS.

          (a) Assignment.  This Agreement shall not be assignable by the parties
              ----------
hereto. This Agreement shall be binding upon Shareholder and Shareholder's heirs, successors and assigns by will or by the laws of descent.

          (b) Amendments.  This Agreement may not be amended, modified, altered
              ----------
or supplemented, other than by means of a written instrument duly executed and delivered on behalf of all the parties hereto.

          (c) Notices.  Any notice or other communication required or permitted
              -------
to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               (i)    If to La-Man:

                      La-Man Corporation
                      5029 Edgewater Drive
                      Orlando, Florida 32810
                      Attn:  J. William Brandner, President
                      Facsimile: (407) 521-8767

               with a copy to:

                      Broad and Cassel
                      390 N. Orange Avenue, Suite 1100
                      Orlando, Florida  32801
                      Attn:  Marshall S. Harris, P.A.
                      Facsimile:  (407) 425-8377

               (ii)   If to Ad Art:

                      Electronic Sign Corporation
                       d/b/a Ad Art
                      3133 North Ad Art Road
                      Stockton, California 95215
                      Attn: Terry J. Long, President
                      Facsimile: (209) 931-5706

               (iii) If to the Shareholder, at the address set forth on the signature page hereof.

          (d) Confidentiality.  Shareholder shall keep confidential, and shall
              ---------------
not use or disclose to any other Person, any non-public document or other non-public information in such Person's possession that relates to the business of the Company or La-Man.

          (e) Time of the Essence.  Time is of the essence of this Agreement.
              -------------------

          (f) Headings.  The underlined headings contained in this Agreement are
              --------
for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          (g) Governing Law.  This Agreement shall be construed in accordance
              -------------
with, and governed in all respects by, the laws of the State of Florida (without giving effect to the principles of conflicts of laws).

          (h) Counterparts.  This Agreement may be executed in several
              ------------
counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.

          (i) Definitions.  Capitalized terms used herein and not defined herein
              -----------
shall have the meanings assigned to such terms in the Merger Agreement.

          (j) Waiver.
              ------

              (i) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

              (ii) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (k) Severability.  In the event that any provision of this Agreement,
              ------------
or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (l) Construction.
              ------------

              (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

              (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (iv) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

          (m) Further Assurances.  Each party hereto shall execute and cause to
              ------------------
be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

          (n) Attorney's Fees.  If any action or proceeding relating to this
              ---------------
Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, La-Man and Shareholder have signed this Agreement as of the date first above written.

                                    LA-MAN CORPORATION

                                    ______________________________________
                                         J. William Brandner, President


                                    SHAREHOLDER

                                    ______________________________________
                                    Name:_________________________________
                                    Address:______________________________
                                    ______________________________________

                                   EXHIBIT A
                                   ---------


                       __________ shares of Common Stock

                                      L-7